Exhibit 10.27

Confidential EXECUTION VERSION

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COLLABORATION, LICENSE AND DISTRIBUTION AGREEMENT

This Collaboration, License And Distribution Agreement (the “Agreement”) is entered into as of November 9 (the “Effective Date”), by and between ARS Pharmaceuticals Operations, Inc., a Delaware corporation (“ARS”), having an address of 3525 Del Mar Heights Rd., #855, San Diego, CA 92130, U.S., and ALK-Abelló A/S, Bøge Allé 6-8, 2970 Hørsholm, Denmark, company reg. no. 63717916 (“Company” or “ALK”). ARS and Company may be referred to herein individually as a “Party” or collectively as the “Parties”.

Recitals

Whereas, ARS is developing EURneffy® (formerly known as ARS-1), an intranasal epinephrine product, for patients with Type I allergic reactions and other conditions, has obtained a Marketing Authorization for such Product from the European Commission (as each of these capitalized terms is defined below) for a certain indication, and owns or otherwise controls certain intellectual property rights relating thereto;

Whereas, Company is engaged in the research, development and commercialization of pharmaceutical products; and

Whereas, ARS and Company desire that each Party collaborate with the other Party with respect to Products in the Field (as each of these capitalized terms is defined below), all subject to the terms and conditions of this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARS and Company hereby agree as follows:

1.
Definitions
1.1
“Aegis License Agreement” means that certain License Agreement between ARS Pharmaceuticals, Inc. and Aegis Therapeutics, LLC dated June 18, 2018, as amended on July 15, 2020, and January 6, 2021.
1.2
“Affiliate” means, with respect to a Person, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, but for only so long as such control exists; provided however, that for the purposes of this Agreement, for as long as Lundbeckfonden controls Company, neither Lundbeckfonden nor any Affiliate thereof shall be deemed by virtue of this definition to be an Affiliate of the Company, other than direct or indirect subsidiaries of the Company. As used in this Section 1.2, (a) “control” means (i) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, or by contract relating to voting rights or corporate governance; or (ii) direct or indirect beneficial ownership of more than fifty percent (50%) of the voting share capital or other equity interest in such entity, and (b) “subsidiary” means, with respect to the Company, any entity of which more than fifty percent (50%) the voting share capital or other equity interest in such entity is beneficially owned, or the management or policies of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by Company, for so long as such control exists.
1.3
“Aggregate Annual Net Sales” has the meaning set forth in Section 7.3(a).

1.4
“Aggregate Annual Net Sales Milestone Events” has the meaning set forth in Section 7.2(b)(i).
1.5
“Alliance Manager” has the meaning set forth in Section 3.6.
1.6
“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including NDAs) of or from any court, arbitrator, Regulatory Authority or Governmental Authority having jurisdiction over or related to the subject item, including (a) relevant implementing laws in the applicable jurisdiction, (b) U.S. Export Control Laws, (c) FCPA and all applicable anti-corruption laws and trade control laws, (d) applicable regulations and guidelines of the FDA and other applicable Regulatory Authorities and the ICH guidelines, (e) applicable Good Clinical Practices (GCP), Good Laboratory Practices (GLP) and current Good Manufacturing Practices (cGMP) promulgated by the FDA and applicable Regulatory Authorities in the applicable jurisdiction or the ICH; (f) insolvency laws in the applicable jurisdiction; (g) all applicable industry and trade standards, including applicable standards of the ISO with, at a minimum, the ISO 9001/9002 quality standards; and (h) Data Security and Privacy Laws.
1.7
“ARS-1” means ARS’s pharmaceutical product containing epinephrine and Intravail®, as approved in the United States and the European Union as of the Effective Date, also known as neffy® and EURneffy®.
1.8
“ARS Collaborator” means any Third Party licensee of ARS with respect to the Development and Commercialization of Compositions and Products in any country outside the Company Territory.
1.9
“ARS Indemnitee” has the meaning set forth in Section 11.2.
1.10
“ARS Know-How” means all Know-How that is Controlled by ARS or its Affiliates as of the Effective Date or during the Term, that is necessary or reasonably useful for the Development, Manufacture or Commercialization of any Composition or Product in the Field in the Company Territory.
1.11
“ARS Patents” means all Patents (a) in the Company Territory that are Controlled by ARS or its Affiliates as of the Effective Date or during the Term (including, if applicable, ARS’s interest in any Joint Patent in the Company Territory) that Cover any Composition or Product or any use thereof, or the Development, Manufacture or Commercialization thereof, and (b) outside the Company Territory that are Controlled by ARS or its Affiliates as of the Effective Date or during the Term (including, if applicable, ARS’s interest in any Joint Patent outside the Company Territory) that are necessary or reasonably useful for the Manufacture of any Composition or Product outside the Company Territory for Development, Manufacture or Commercialization of any Composition or Product in the Field in the Company Territory. The ARS Patents include the Patents existing as of the Effective Date that are set forth in Exhibit 1.11 hereof.
1.12
“ARS Technology” means the ARS Know-How and the ARS Patents.
1.13
“ARS Third Party Licenses” has the meaning set forth in Section 2.10(a).
1.14
“Business Day” means a day other than a Saturday, Sunday or any day on which banks located in California, United States or Copenhagen, Denmark are authorized or obligated to close. Whenever the agreement refers to number of days, such number shall refer to calendar days unless Business Days are specified.
1.15
“Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, or December 31; provided, however, that the first Calendar Quarter of the Term shall begin on the Effective Date and end on the last day of the then-current Calendar Quarter and the last Calendar Quarter of the Term shall begin on the first day of such Calendar Quarter and end on the last day of the Term.
1.16
“Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31; provided, however, that the first Calendar Year of the Term shall begin on the Effective Date and end on December 31 of the then-current Calendar Year and the last Calendar Year of the Term shall begin on the first day of such Calendar Year and end on the last day of the Term.
1.17
“cGMP” means the current standards for good manufacturing practice of medicinal products for human and veterinary use in the European Union as laid down in Commission Directive (EU) 2017/1572, Commission Delegated Regulation (EU) 2017/1569, the EU Guidelines to Good Manufacturing Practice Medicinal Products for Human and Veterinary Use as set forth in EudraLex Volume 4 “The rules governing medicinal products in the European Union” and any relevant national laws and guidance, in each case, as may be amended from time to time.
1.18
“Change of Control” means, with respect to a Person, (a) a merger, reorganization, consolidation or other transaction involving such Person and any entity that is not an Affiliate of such Person as of the Effective Date, which results in the voting securities of such Person outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately (or, if applicable, a controlling Affiliate of such entity) after such merger, reorganization, consolidation or other transaction or (b) any entity that is not an Affiliate of such Person as of the Effective Date becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Person or otherwise acquiring the power (whether through ownership interest, contractual right or otherwise) to direct or cause the direction of the management or policies of such Person.
1.19
“Claim” has the meaning set forth in Section 11.1.
1.20
“Clinical Trial” means any clinical testing of a Product in human subjects.
1.21
“CMC” means chemistry, manufacturing, and control.
1.22
“CMO” means a Third-Party company who has contracted with either Party to Manufacture, or engage in Manufacturing activities with respect to, the Composition or the Product.
1.23
“Collaborative Development Activities” has the meaning set forth in Section 4.2(a).
1.24
“Commercial Supply Agreement” has the meaning set forth in Section 6.1(a) and any quality agreement entered into by the Parties pursuant to Section 6.1(a) in connection therewith.
1.25
“Commercialization” means the conduct of all activities undertaken before and after Regulatory Approval relating to the promotion, marketing, offering for sale, sale and distribution of any products (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering products to customers), including: (i) sales force efforts, detailing, advertising, medical education, planning, marketing, sales force training, and sales and distribution; (ii) scientific and medical affairs; and (iii) post-approval Clinical Trials. “Commercialize” and “Commercializing” have correlative meanings.
1.26
“Commercialization Plan” has the meaning set forth in Section 5.2.
1.27
“Commercially Reasonable Efforts” means [***].
1.28
“Committee” means the JSC, JCC or any subcommittee established by the JSC, as applicable.

1.29
“Company Background IP” means (i) all Know-How that Company or its Affiliates Control as of the Effective Date or during the Term and are utilized by Company or any of its Affiliates or Sublicensees in the Development, Manufacture or Commercialization of any Compositions or Products, and (ii) all Patents that Company or its Affiliates Control during the Term that would be infringed, absent a license or other right to practice granted under such Patents, by the Development, Manufacture or Commercialization of any Composition or Product with respect to which Company exercises its license pursuant to Section 2.1 during the Term. For clarity, Company Background IP shall exclude New IP (which shall be owned solely by ARS as set forth in Section 9.1).
1.30
“Company Background IP Upstream Licenses” has the meaning set forth in Section 2.10(c).
1.31
“Company Competitor” means [***].
1.32
“Company Indemnitee” has the meaning set forth in Section 11.1.
1.33
“Company Technology” means all (a) all Know-How that Company or its Affiliates Control during the Term that is necessary or reasonably useful for the research, Development, Manufacture, testing, use, importation, offer for sale or sale of any Composition or Product, in each case, discovered, made or conceived by or on behalf of Company or its Affiliates (whether solely or jointly) in connection with performance of activities contemplated by this Agreement (“Company Know-How”), and (b) all Patents that Company or its Affiliates Control during the Term that would be infringed, absent a license or other right to practice granted under such Patents, by the research, Development, manufacture, use, importation, offer for sale or sale of any Product (considering, for this purpose, pending Patent applications to be issued with the then-pending claims) or that claim Company Know-How (“Company Patents”). For clarity, Company Technology shall exclude New IP (which shall be owned solely by ARS as set forth in Section 9.1).
1.34
“Company Territory” means worldwide, excluding (a) the U.S.; (b) Japan; (c) mainland China, Hong Kong, Taiwan and Macau; (d) Australia; and (e) New Zealand, excluding any Terminated Territory.
1.35
“Competitive Product” shall mean [***].
1.36
“Competitive Program” has the meaning set forth in Section 2.9(b).
1.37
“Composition” means [***].
1.38
“Confidential Information” means all Know-How and other proprietary scientific, marketing, financial or commercial information or data that is not publicly available, and which one Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing, or in electronic or visual form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae, in each case, in relation to this Agreement whether prior to, on or after the Effective Date. All ARS Know-How (other than Joint Inventions) is and will be ARS’s Confidential Information and all Know-How (other than Joint Inventions) included in Company Technology is and will be Company’s Confidential Information. Any Joint Inventions and the terms of this Agreement and the Commercial Supply Agreement, are the Confidential Information of both Parties. New IP shall be deemed the Confidential Information of ARS and ARS shall be deemed the disclosing Party with respect thereto.
1.39
“Control” or “Controlled” means, with respect to any Know-How, Patents or other Intellectual Property, the legal authority or right (whether by ownership, license or otherwise but without taking into account any rights granted by one Party to the other Party pursuant to this Agreement) of a Party to grant access, a license or a sublicense of or under such Know-How, Patents or other Intellectual Property to the other Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party. [***].
1.40
“Cover”, “Covering” or “Covered” mean, with respect to a given product or method in a given country and a given Patent, that in the absence of ownership of or a license granted under such Patent, the Manufacture, use, offer for sale, sale or importation of such product or the practice of such method would infringe one or more Valid Claims of such Patent.
1.41
“Data” means any and all scientific, technical, test, and Manufacturing data pertaining to any Composition or Product that is generated by or on behalf of Company or its Affiliates or Sublicensees hereunder, or by or on behalf of ARS or its Affiliates or, to the extent Controlled by ARS, ARS Collaborators, including research data, clinical pharmacology data, CMC data (including analytical, manufacturing and quality control data and stability data), pre-clinical data, clinical data or submissions made in association with an IND or NDA with respect to any Product.
1.42
“Debarred” has the meaning set forth in Section 10.2(b).
1.43
“Detail” means with respect to a Product in the Company Territory, a contact between a sales representative and a physician or other medical professional licensed to prescribe drugs during which the sales representative presents the relevant characteristics of such Product to such physician or other medical professional in order to promote such Product in a manner that is consistent with and in accordance with the requirements of Applicable Law and this Agreement. “Detailing” shall have the correlative meaning.
1.44
“Develop” means preclinical and clinical drug or biological development activities, including test method development, toxicology, formulation, quality assurance/quality control development, statistical analysis, preclinical and clinical studies and regulatory affairs, and regulatory activities, including filing for, obtaining and maintaining approval and registration, but excluding activities directed to Manufacturing or Commercialization. “Developing”, “Developed” and “Development” have correlative meanings.
1.45
“Discontinued ARS Patent” has the meaning set forth in Section 9.2(a).
1.46
“Discontinued Company Patent” has the meaning set forth in Section 9.2(b).
1.47
“Distributor” means any Person appointed or engaged by Company or any of its Affiliates or its or their Sublicensees to distribute, market and sell (or resell) a Product, as applicable, with or without packaging rights, including wholesalers, in one or more countries in the Company Territory in circumstances in which such Person purchases its requirements of Product from Company or its Affiliates or Sublicensees on an arm’s-length basis but does not otherwise make any royalty or other payments to Company or its Affiliates or its Sublicensees with respect to Intellectual Property with respect to such Product.
1.48
“EMA” means the European Medicines Agency or any successor agency with comparable responsibilities.
1.49
“European Economic Area” or “EEA” means the European Union, Iceland, Liechtenstein, and Norway.
1.50
“European Union” or “EU” means the economic, scientific, and political organization of member states of the European Union as it may be constituted from time to time.
1.51
“Excipient(s)” means [***].
1.52
“Excluded Claim” has the meaning set forth in Section 14.3(f).

1.53
“Executive Officers” has the meaning set forth in Section 3.4.
1.54
“Existing ARS Third Party License” means the agreement set forth on Exhibit 1.54.
1.55
“Existing Marketing Authorization” has the meaning set forth in Section 4.2(c)(i).
1.56
“Export Control Laws” means all applicable U.S. laws and regulations relating to (a) sanctions and embargoes imposed or administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury or (b) the export, re-export, or in-country transfer of commodities, software, technologies, or services, including the Export Control Reform Act of 2018, 50 U.S.C. §§ 4801-4852, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended), the Export Administration Regulations, 15 C.F.R. Parts 730-774, the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, the OFAC-administered sanctions regulations at 31 C.F.R. Parts 501-599, and sanctions-related Presidential Executive Orders.
1.57
“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended; and all applicable local anti-bribery laws and regulations.
1.58
“FDA” means the U.S. Food and Drug Administration or any successor agencies with comparable responsibilities.
1.59
“FDCA” has the meaning set forth in Section 10.2(b).
1.60
“Field” means all human uses, including (a) [***], (b) [***] (each of (a) and (b), an “Initial Indication”) and (c) any Future Indications.
1.61
“First Commercial Sale” means [***].
1.62
“FTE” means a person year of work (consisting of [***] per annum), prorated on a daily basis.
1.63
“FTE Rate” means an annual rate of [***] for the time of an employee for a full-time equivalent FTE.
1.64
“Future Indications” means any indication for the Product, other than any Initial Indication, that the Parties mutually agree to pursue in the Company Territory after the Effective Date pursuant to Section 2.8(a).
1.65
“GAAP” means, with respect to a Person, (a) the generally accepted accounting principles of the applicable country or jurisdiction, or (b) the international financial reporting standards (“IFRS”) in each case consistently applied.
1.66
“GDPR” means Regulation 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data.
1.67
“Generic Product” means, with respect to the Product in a country or regulatory jurisdiction, any pharmaceutical product that (a) contains the same qualitative and quantitative composition of active ingredient as such Product in the same pharmaceutical form as such Product; (b) (i) has obtained regulatory approval in such country or regulatory jurisdiction (for an indication for which such Product obtained Regulatory Approval from the applicable Regulatory Authority in such country or regulatory jurisdiction) on an expedited or abbreviated basis in a manner that relied on or incorporated data submitted by ARS, Company, their Affiliates, licensees or sublicensees under the provisions of Section 505(j) of the

U.S. Federal Food, Drug, and Cosmetic Act, Articles 10.1, 10.2, 10.3 or 10a of Directive 2001/83/EC, or similar laws in the applicable country or regulatory jurisdiction; or (ii) is otherwise bioequivalent to and may be legally substituted in filling a prescription for the Product, as determined by the applicable Regulatory Authority in such country or regulatory jurisdiction; and (c) is sold in such jurisdiction by a Third Party that is not a sublicensee of Company or its Affiliates and did not purchase such product in a chain of distribution that included any of Company or its Affiliates or sublicensees.
1.68
“GLP” means all applicable Good Laboratory Practice standards for the conduct of non-clinical studies of pharmaceutical products, including, as applicable, (a) as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, (b) the OECD Principles on Good Laboratory Practice, and (c) or the equivalent laws and regulations in the Company Territory, each as may be amended from time to time.
1.69
“Good Clinical Practice” or “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the ICH Harmonised Tripartite Guideline for Good Clinical Practice E6 and any other guidelines for good clinical practice for trials on medicinal products in the Company Territory, (b) the Declaration of Helsinki as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), and (d) the equivalent laws and regulations in the Company Territory, each as maybe amended from time to time.
1.70
“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.71
“ICC” has the meaning set forth in Section 14.3(a).
1.72
“ICC Rules” has the meaning set forth in Section 14.3(a).
1.73
“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
1.74
“IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority, which application is required to commence human Clinical Trials in the applicable country.
1.75
“Indemnitee” has the meaning set forth in Section 11.3.
1.76
“Indemnitor” has the meaning set forth in Section 11.3.
1.77
“Indirect Taxes” means any value added tax (VAT), goods or services tax, sales, use, consumption taxes or other similar taxes, customs or duties imposed in any jurisdiction that is payable on or in respect of the transactions, payments, or the transfer of rights or other property made (or deemed to be made) by one Party to another Party in connection with the Agreement, including the Manufacturing, import, sale, resale or distribution of Products.
1.78
“Infringement Claim” has the meaning set forth in Section 9.4.
1.79
“Intellectual Property” shall mean, collectively, all intellectual property rights and similar proprietary rights, including Trademarks, copyrights, Know-How and Patents, whether registered or unregistered, and all applications and registrations to register, and renewals and extensions of, any of the foregoing.
1.80
“Inventions” means all inventions, whether or not patentable, discovered, made or conceived in connection with performance of activities contemplated by this Agreement, including all rights, title and interest in and to the Intellectual Property rights therein.
1.81
“JCC” and “Joint Commercialization Committee” has the meaning set forth in Section 3.2.
1.82
“JSC” and “Joint Steering Committee” has the meaning set forth in Section 3.1.
1.83
“Know-How” means all technical or scientific information, know-how and data, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical materials, and other technology applicable to formulations, compositions or products or to their manufacture, development, use or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, nonclinical and clinical data, instructions, processes, formulae, expertise and information, relevant to the Development, Manufacture, use, or which may be useful in studying, testing, developing, producing or formulating, products, or intermediates for the synthesis thereof. Know-How excludes Patents.
1.84
“Losses” has the meaning set forth in Section 11.1.
1.85
“Lundbeckfonden” means that entity established and operating under the Laws of Denmark, having as of the Effective Date its registered legal address at: Scherfigsvej 7, DK-2100 København Ø, Denmark.
1.86
“Major Market” means each of [***].
1.87
“Manufacture” or “Manufacturing” shall mean the activities required to manufacture compositions or products (including, as applicable, Compositions or Products), including by a Party, itself or through its Affiliate, (sub)licensee or CMO, including test method development and stability testing, formulation development, process development, manufacturing scale up, process validation, the manufacturing of the starting material, fill and finish activities and quality assurance/quality control.
1.88
“Manufacturing Lead” has the meaning set forth in Section 6.5.
1.89
“Marketing Authorization” means final Regulatory Approval (including approval of a Marketing Authorization Application) required to market or sell a pharmaceutical product in accordance with the Applicable Law of a given jurisdiction or country in the Company Territory, but excluding any Pricing and Reimbursement Approval.
1.90
“Marketing Authorization Application” means an application for authorization to market or sell a pharmaceutical product, and all amendments and supplements thereto, submitted to a Regulatory Authority in the Company Territory or any country or jurisdiction therein, including any marketing authorization application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the Company Territory pursuant to the decentralized procedure, mutual recognition or any national approval procedure.
1.91
“Medical Affairs Activities” means the activities related to the dissemination of scientific information, coordination of medical information requests and field based medical scientific liaisons with respect to a product, including: (a) any associated activities of medical scientific liaisons and the provision of medical information services with respect thereto; (b) advisory boards; (c) conduct of scientific meetings; (d) publications and (e) any health and economics and research studies.
1.92
“Milestone Event” means any milestone event identified in Section 7.2.
1.93
“Milestone Payment” means any payment identified in Section 7.2 to be made by Company to ARS based on the occurrence of a Milestone Event.
1.94
“Mutual Non-Disclosure Agreement” means that certain Mutual Non-Disclosure Agreement between ARS and Company dated as of February 2, 2022.
1.95
“NDA” means a New Drug Application, as defined by the FDA, a Marketing Authorization Application or equivalent application, and all amendments and supplements thereto, filed with the applicable Regulatory Authority in any country or jurisdiction for approval to market a pharmaceutical product (but not including application for Pricing and Reimbursement Approval).
1.96
“Net Sales” means, with respect to any Product, the gross amount invoiced by Company or its Affiliates or Sublicensees for sale or other transfer or disposition for value to Third Parties (including Distributors), less [***]
(a)
[***]
(b)
[***]
(c)
[***]
(d)
[***]

[***]

Upon any sale or other transfer or disposition of any Product that should be included within Net Sales for any consideration other than exclusively monetary consideration on bona fide arms’-length terms, then for purposes of calculating Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Product in the applicable country in the Company Territory in which such sale or other transfer or disposition occurred when such Product is sold alone and not with other products.

In no event will any particular amount identified above be deducted more than once in calculating Net Sales. Sales of a Product between or among Company and its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Product to Company, its Affiliate or Sublicense to a Third Party that is not a Sublicensee shall be included within the computation of Net Sales.

Company and its Affiliates and Sublicensees shall not sell any Product in any combination or otherwise offer packaged arrangements to customers that include a Product in such a manner as to disproportionately discount the selling price of the Product as compared with the weighted-average discount applied to the other products, as a percent of the respective list prices (or if not available, a good faith estimate thereof) of such products and the Product prior to applying the discount.

1.97
“New Product” means [***].
1.98
“Opposition” means the opposition in the European Patent Office in respect to EP 3678649.

1.99
“Patents” means (a) all national, regional and international patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, and (b) any renewals, divisions, continuations (in whole or in part), or requests for continued examination of any of such patents, certificates of invention and patent applications, and any all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
1.100
“Person” means any individual, sole proprietorship, corporation, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, trust or any other private, public or governmental entity.
1.101
“Post-Approval Clinical Trials” has the meaning set forth in Section 5.8(a).
1.102
“Pricing and Reimbursement Approval” means, with respect to a Product, the approval, agreement, determination or decision of any Regulatory Authority establishing the price or level of reimbursement for such Product, as required in a given country or jurisdiction prior to sale of such Product in such jurisdiction; provided, that in the United Kingdom, “Pricing and Reimbursement Approval” means either (a) issuance of a positive recommendation by the National Institute for Health and Care Excellence for routine commissioning of a Product within the National Health Service in England and Wales or (b) entry into a direct and final (for clarity, not temporary) agreement with NHS England on the price of a Product.
1.103
“Product” means any pharmaceutical product containing a Composition, alone or in combination with one (1) or more other active ingredients, administered intranasally, including all strengths and dosage regimens of such product. For purposes of this Agreement, Products that are approved by the European Commission pursuant to separate Marketing Authorizations shall be considered to be distinct Products.
1.104
“Product Improvement” means any enhancement, modification, derivative, optimization or improvement to ARS-1 or any other Composition or Product, as applicable, including to the formulation, strength, dosage regimen or method of administration thereof, or the physical form or packaging thereof.
1.105
“Regulatory Approval” means any and all approvals, licenses, registrations, permits, notifications and authorizations (or waivers) of any Regulatory Authority that are necessary for the Manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale or other Commercialization of a product in any country or jurisdiction (including labeling approval, Marketing Authorizations and Pricing and Reimbursement Approval where applicable).
1.106
“Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over the testing, development, manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of pharmaceutical products in a given jurisdiction, including the FDA, national competent authorities of EEA countries, the European Commission and the EMA. For countries where governmental approval is required for pricing or reimbursement for a pharmaceutical product to be reimbursed by national health insurance (or its local equivalent), Regulatory Authority shall also include any Governmental Authority whose review or approval of pricing or reimbursement of such product is required.
1.107
“Regulatory Data” means all regulatory information, materials, data and results relating to a Product which are necessary for Regulatory Approvals and Pricing and Reimbursement Approvals for such Product or are otherwise used or referenced in Regulatory Filings, including the e-CTD dossiers submitted to and approved by applicable Regulatory Authorities, in-vitro Product testing data and study data, data queries, data tables reports and case report forms generated during any pre-clinical or clinical study or registry study, for such Product.
1.108
“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights with respect to a Product conferred by any competent Regulatory Authority in such jurisdiction that confers a period during which a Person has the exclusive right to market and sell such product in such jurisdiction (e.g., orphan drug exclusivity, new chemical entity exclusivity, pediatric or other exclusivity), other than Patents, including rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in the EU under Article 14(11) of Regulation 726/2004, national implementations of Article 10 of Directive 2001/83/EC, or rights similar thereto.
1.109
“Regulatory Filing” means all applications, filings, submissions, approvals, licenses, registrations, permits, notifications and authorizations (or waivers) with respect to the testing, Development, manufacture or Commercialization of any Product made to or received from any Regulatory Authority in a given country, including any INDs and NDAs.
1.110
“Regulatory Plan” has the meaning set forth in Section 4.2(c)(i).
1.111
“Requirements Commitment” has the meaning set forth in Section 6.1(a).
1.112
“Required Post-Approval Clinical Trials” has the meaning set forth in Section 5.8(a).
1.113
“Royalty Floor” has the meaning set forth in Section 7.3(d).
1.114
“Royalty Term” has the meaning set forth in Section 7.3(b).
1.115
“Safety Data” means Data related solely to any adverse drug experiences and serious adverse drug experience as such information is reportable to Regulatory Authorities in or outside the Company Territory. Safety Data also includes “adverse events”, “adverse drug reactions” and “unexpected adverse drug reactions” as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.
1.116
“SEC” means the U.S. Securities and Exchange Commission, or any successor entity.
1.117
“Sublicense” means an agreement between Company or any of its Affiliates and a Sublicensee pursuant to which Company or such Affiliate grants to the Sublicensee a sublicense under ARS Technology or right of reference granted in Section 4.4(b).
1.118
“Sublicensee” means a Third Party other than a Distributor to whom Company or any of its Affiliates grants a sublicense under ARS Technology to research, develop, make, have made, use, import, promote, distribute, offer for sale or sell any Product in the Field in the Company Territory (either independently from or in cooperation with Company), beyond the mere right to purchase Products from Company and its Affiliates. In no event shall ARS or any of its Affiliates be deemed a Sublicensee.
1.119
“Tax Withholding Documents” means documents required in order for ARS to obtain benefits under any applicable tax treaty or other Applicable Laws, including the reduction or exemption from any withholding tax and the procurement of any available tax refunds, as described in Section 8.6(b).
1.120
“Technical Transfer” has the meaning set forth in Section 6.4.
1.121
“Term” has the meaning set forth in Section 13.1.
1.122
“Terminated Territory” means any country or region for which this Agreement is terminated pursuant to Section 13.5(a), or the entire Company Territory if this Agreement is terminated in its entirety.
1.123
“Third Party” means any Person other than ARS or Company or an Affiliate of ARS or Company, respectively.

1.124
“Third Party License” means any Third Party agreement that is deemed to be a Third Party License pursuant to Section 2.10.
1.125
“Third Party Technology” means any Patents or Know-How controlled by a Third Party that are necessary or reasonably useful to Develop, Manufacture or Commercialize any Composition or Product in the Field.
1.126
“Third Party Technology Costs” has the meaning set forth in Section 7.3(c)(iii).
1.127
“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership including the goodwill and activities associated with each of the foregoing.
1.128
“Trainer” means, with respect to a Product, a training device to enable a user or potential user to get accustomed to using the Product, with the same intranasal delivery mechanism(s) as a regular Product but without the drug product.
1.129
“U.S.” means the United States of America, including its territories and possessions and the District of Columbia.
1.130
“U.S. Bankruptcy Code” means the United States Code, 11 U.S.C. §§ 101 et seq., as it may be amended from time to time.
1.131
“Valid Claim” means (a) a claim of an issued and unexpired Patent that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) any claim of a pending Patent application that has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken; provided that such prosecution has not been ongoing for more than [***] from the filing date of such application.
1.132
“Vendor Patents” has the meaning set forth in Section 10.3(b).
1.133
“Voluntary Post-Approval Clinical Trials” has the meaning set forth in Section 5.8(b).
2.
Grant of Licenses
2.1
Licenses Granted to Company. Subject to the terms and conditions of this Agreement, ARS hereby grants to Company, during the Term, an exclusive (even as to ARS, except as expressly set forth herein), nontransferable (except in accordance with Section 15.5(a)), royalty-bearing license, with the right to grant sublicenses through multiple tiers as provided in Section 2.2, under the ARS Technology to Develop (including to obtain and maintain Regulatory Approval for the Commercialization of Products) and Commercialize Products, including any Compositions for inclusion in such Products, in each case, in accordance with Article 4 and Article 5 in the Field in the Company Territory, and, solely in accordance with Article 6, to Manufacture Products (which shall include the right to modify or enhance secondary packaging in relation to such Products), including any Compositions for inclusion in such Products, inside or outside the Company Territory solely for use in the Field in the Company Territory.
2.2
Sublicensing by Company.
(a)
Company shall have the right to grant sublicenses under the licenses granted in Section 2.1 and rights of reference granted in Section 4.4(b), including through multiple tiers, to (i) any Affiliate (with the right to further sublicense to other Affiliates of Company) with prior written notice to ARS (provided that such notice shall not be required with respect to Affiliates of the Company that are wholly owned by Company or its immediate parent entity); provided that such sublicense shall automatically terminate if the sublicensee ceases to be such an Affiliate of Company, (ii) Third Party subcontractors engaged by Company or such Affiliate sublicensees with prior written notice to ARS (provided that such notice shall not be required with respect to any such subcontractors that are not granted any right to Commercialize the Product), solely to the extent necessary or useful for the subcontractor to perform certain obligations of Company under this Agreement and provided that Company retains the economic interest in the Products, (iii) to Distributors with prior written notice to ARS, and (iv) any other Third Party in the Company Territory with the prior written consent of ARS which consent shall not be unreasonably withheld, delayed or conditioned (for clarity, any further sublicense by such Third Party sublicensees shall also require ARS’s consent).
(b)
All sublicenses granted under the licenses granted in Section 2.1 or rights of reference granted in Section 4.4(b) shall be in writing and shall be consistent with, the applicable terms and conditions of this Agreement. Company shall ensure that each agreement with a Sublicensee contains terms and conditions that (i) require each such Sublicensee to protect and keep confidential any Confidential Information of the Parties, including on terms consistent with Article 12, (ii) except in the case of Distributors, provide ARS with the right to audit (either by itself or through Company or their respective designees) the books and records of each such Sublicensee in accordance with this Agreement (or, in the case of a permitted subcontractor, such agreement includes commercially reasonable audit rights, to the extent customary and consistent with industry standards) and (iii) grant ARS all rights with respect to Regulatory Data, Inventions, Intellectual Property, and Regulatory Filings made or generated by such Sublicensee as if such Regulatory Data, Inventions, Intellectual Property, and Regulatory Filings were made or generated by Company (or, in the case of a permitted subcontractor, such agreement includes commercially reasonable terms with respect to intellectual property rights, to the extent customary and consistent with industry standards). Company shall be responsible for the compliance of its Sublicensees with the applicable terms and conditions of this Agreement.
(c)
When Company requests ARS’s consent to any Sublicense for which consent is required (i.e., pursuant to the foregoing clause (a)(iv)), Company shall provide ARS prior written notice of the proposed Sublicensee and describe the proposed scope of the sublicensed rights. Within [***] after entering into any such Sublicense, Company shall deliver a fully executed and redacted (to the extent necessary) copy of the agreement to ARS, provided that Company may redact from the copy of the Sublicense any financial terms and other conditions and any other subject matter therein which shall not be necessary to verify the compliance with the terms and conditions of this Agreement (including all terms and conditions and other subject matter unrelated to this Agreement). Company shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any Affiliates or Sublicensees or subcontractors.
2.3
Limitations. The licenses granted to Company pursuant to Section 2.1 shall exclude any right for Company, directly or indirectly through its Affiliates or Sublicensees, to Develop, Manufacture or Commercialize any Product Improvement or otherwise modify any Composition or Product (excluding any modification to or enhancement of any secondary packaging in relation thereto otherwise in accordance with this Agreement and the Commercial Supply Agreement) unless expressly permitted pursuant to Section 2.8, or Section 4.2(k) or otherwise approved in writing by ARS. Notwithstanding the license granted in Section 2.1, Company shall not exercise such license to, and shall not permit its Affiliates or Sublicensees to exercise any Sublicense thereunder to, (a) conduct any Development activities in connection with any Composition or Product, other than obtaining or maintaining Regulatory Approval for the Commercialization of Products, in the Field in the Company Territory or as otherwise permitted pursuant to Section 2.8 or Section 4.2(k) or approved in writing by ARS, or (b) Manufacture any Composition or Product, except in circumstances where Company has a right to Manufacture or have Manufactured by an Affiliate or Third Party in accordance with Section 6.1(b) or Section 6.3 or the Commercial Supply Agreement. Company shall not, and shall not permit its Affiliates or Sublicensees to, (i) incorporate Regulatory Data within the ARS Technology in Regulatory Filings with Regulatory Authorities in the Company Territory or in Commercialization materials or (ii) cross-reference Regulatory Filings Controlled by ARS outside the Company Territory, except in each case ((i) and (ii)) solely for the purposes of (A) obtaining and holding Regulatory Approval for the Commercialization of Products in the Field in the

Company Territory, (B) supporting Commercialization activities for Products in the Field in the Company Territory or (C) supporting Development or Manufacturing activities permitted pursuant to Section 2.1 and this Section 2.3.
2.4
Licenses Granted to ARS. Subject to the terms and conditions of this Agreement, Company hereby grants to ARS:
(a)
an exclusive (even as to Company and its Sublicensees, except as expressly set forth herein), royalty-free, fully-paid, irrevocable and perpetual (except as provided in Section 13.6(a)(ii)) license, with the right to sublicense through multiple tiers (subject to Section 2.5), under the Company Technology to (i) Develop and Commercialize Products, including Compositions for inclusion in such Products, outside the Company Territory, which license includes the rights to incorporate Regulatory Data within the Company Technology in Regulatory Filings with Regulatory Authorities outside the Company Territory and to cross-reference Regulatory Filings Controlled by Company in the Company Territory, in each case solely for the purpose of (A) obtaining Regulatory Approval for Products outside the Company Territory or (B) Commercializing Products outside the Company Territory, (ii) Develop (excluding in this clause (ii) the conduct of Clinical Trials other than with respect to the [***]) Products, including Compositions for inclusion in such Products, in the Company Territory for Commercialization of Products outside the Company Territory, and (iii) Manufacture Products (including any Compositions for inclusion in such Products) worldwide for Development or Commercialization outside the Company Territory;
(b)
a non-exclusive, royalty-free, fully-paid, irrevocable license during the Term, with the right to sublicense through multiple tiers (subject to Section 2.5), under the Company Technology and Company Background IP to (i) perform the obligations to be conducted by ARS as contemplated by this Agreement or the Commercial Supply Agreement, (ii) Develop Products, including any Compositions for inclusion in such Products, in the Field in the Company Territory (other than the right to obtain and maintain Regulatory Approval for the Commercialization of Products in the Field in the Company Territory unless expressly permitted pursuant to Section 2.8 or Section 4.2(a) or the Parties otherwise agree in writing) in support of Company’s obtaining and maintaining Regulatory Approval for the Commercialization by Company (and its Affiliates and Sublicensees) of Products in the Field in the Company Territory (subject to Section 4.2(c)), (iii) Manufacture Products, including any Compositions for inclusion in such Products, for Development and Commercialization by Company (and its Affiliates and Sublicensees), in the Field in the Company Territory under this Agreement, and (iv) solely with respect to Company Technology, Develop (excluding in this clause (iv) the conduct of Clinical Trials other than with respect to the [***]) Products, including any Compositions for inclusion in such Products, in the Company Territory in support of obtaining and maintaining Regulatory Approval for the Commercialization of Products outside the Company Territory; and
(c)
a non-exclusive, royalty-free, fully-paid, irrevocable and perpetual (except as provided in Section 13.6(a)(ii)) license with the right to sublicense through multiple tiers (subject to Section 2.5), under the Company Background IP to Develop, Manufacture or Commercialize Products in respect of which Company exercises its rights pursuant to Section 2.1 (including as any such Product may be customized for use outside the Company Territory to the extent required by Applicable Law or as necessary or reasonably useful for Manufacturing of such Product) during the Term, including Compositions for inclusion in such Products, in the Field outside the Company Territory.
2.5
Sublicensing by ARS. ARS shall have the right to grant sublicenses under the licenses granted in Section 2.4 and Section 4.4(a), without Company’s prior consent; provided that (a) all such sublicenses shall be in writing and shall be consistent with the applicable terms and conditions of this Agreement, (b) ARS shall ensure that each agreement with a sublicensee contains terms and conditions that (i) require each such sublicensee to protect and keep confidential any Confidential Information of the Parties, including on terms consistent with Article 12, and (ii) grants ARS all rights with respect to Regulatory Data, Intellectual Property, and Regulatory Filings made or generated by such sublicensee as if such Regulatory Data, Intellectual Property, and Regulatory Filings were made or generated by ARS (or, in the case of a permitted subcontractor, such agreement includes commercially reasonable terms with respect to intellectual property rights to the extent customary and consistent with industry standards and this Agreement), and (c) in the case of the grant of any sublicense, to a Third Party or to an Affiliate that is not wholly owned by ARS (directly or indirectly), that includes Commercialization rights, ARS shall provide written notice thereof to Company promptly after the grant of any such sublicense (and identify the sublicensee and describe the scope of the sublicense rights). ARS shall be responsible for the compliance of its sublicensees with the applicable terms and conditions of this Agreement. ARS shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any Affiliates or sublicensees or subcontractors.
2.6
Reserved Rights. Subject to Section 2.9, ARS hereby expressly reserves under the ARS Technology (a) all rights to practice, and to grant licenses under, the ARS Technology outside of the scope of the licenses granted in Section 2.1, for any and all purposes, (b) the right to perform the obligations to be conducted by ARS as contemplated by this Agreement or as contemplated by the Commercial Supply Agreement, (c) the right to Develop (other than the right to obtain and maintain Regulatory Approval for the Commercialization of Products in the Field in the Company Territory unless expressly permitted pursuant to Section 2.8 or Section 4.2(a) or the Parties otherwise agree in writing) pursuant to Section 2.8 or Section 4.2(a), and Manufacture Compositions and Products in the Company Territory in support of Company’s obtaining and maintaining Regulatory Approval for the Commercialization by Company (and its Affiliates and Sublicensees) of Products in the Field in the Company Territory (subject to Section 4.2(b)), (d) the right to Develop (excluding in this clause (d) the conduct of Clinical Trials other than with respect to the [***]) and Manufacture Compositions and Products in the Company Territory for the purpose of filing for, obtaining and maintaining Regulatory Approvals or Commercializing Products outside the Company Territory, and (e) any rights reserved by or granted to its licensors or collaborators pursuant to the Existing ARS Third Party License. Subject only to the rights expressly granted under Section 2.4 and Section 4.4(a), Company hereby expressly reserves all rights to practice, and to grant licenses under, the Company Technology and the Intellectual Property licensed by Company to ARS in Section 2.4(c) for any and all purposes.
2.7
No Implied Licenses; Negative Covenant. Except as set forth in this Agreement, neither Party shall acquire any license or other Intellectual Property interest, by implication or otherwise, under or to any Patents, Know-How or other Intellectual Property owned or controlled by the other Party. Neither Party shall, nor shall it permit any of its Affiliates or sublicensees to, practice any Patents (for the avoidance of doubt, during the subsistence of such Patents) licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement.
2.8
Future Indications; Product Improvements; New Products.
(a)
Future Indications. Subject to Section 4.2(k), neither Party shall Develop (including seek or obtain Regulatory Approval for), or Commercialize any indication (other than the Initial Indications and any previously agreed Future Indications) for any Composition or Product in the Company Territory other than in accordance with this Section 2.8(a). Upon a Party’s request, the Parties shall discuss in good faith whether to seek Regulatory Approval for, or otherwise Develop, any such indications for a Product in the Company Territory under this Agreement. If either Party then requests to pursue any such additional indication and:
(i)
the other Party agrees [***] to pursue any such additional indication hereunder, (A) such additional indication shall be deemed a “Future Indication”, and (B) the Parties will [***] agree on (1) a written plan for the conduct of any Development activities with respect to each such Future Indication in the Company Territory, including specifying any Development activities to be conducted by or on behalf of each Party and (2) a written budget for such Development activities. The costs and expenses of such Development activities shall be allocated [***]; or
(ii)
the other Party does not agree to pursue such additional indication pursuant to Section 2.8(a)(i), then (A) if Company is the requesting Party, such additional indication shall be deemed a “Future Indication” [***]. The requesting Party shall notify the other Party prior to [***] and provide the other Party with top-line results of any preclinical and clinical data generated in connection therewith, and the other Party shall have the right to opt in to such Future Indication upon written notice to the requesting Party delivered within [***] of receipt of such data, as follows: (x) if Company is the requesting Party and ARS elects to opt in, then [***] ARS shall have the right, outside the Company Territory, to use and reference any Regulatory Data, Regulatory Filings and Regulatory Approvals arising therefrom, provided, however, that Company shall be responsible for Regulatory Filing or equivalent fees for any submission made by Company or any of its Affiliates to Regulatory Authorities with respect to such Future Indication, (y) if ARS is the requesting Party and Company elects to opt in, then [***] and such additional indication shall be deemed a “Future Indication” and (z) the costs and expenses of such Development activities thereafter shall be allocated [***].
(b)
Product Improvements.
(i)
Company shall not Develop (including seek or obtain Regulatory Approval for) any Product Improvement without ARS’s prior written consent [***].
(ii)
If (A) any Product Improvement is Developed by or on behalf of ARS or any of its Affiliates and adopted or planned for adoption for use in any Composition or Product outside the Company Territory and planned for adoption by ARS in the Company Territory, then ARS shall notify Company of the same and, unless otherwise agreed; or (B) if the Development of any Product Improvement is required by any Regulatory Authority in the Company Territory and the Parties do not otherwise agree not to pursue such required Product Improvement giving due consideration to the costs of Development activities required in connection therewith, the following shall apply: (1) the Parties shall agree (and thereafter implement) (x) a written plan for the Development and adoption of such Product Improvement as a Product under this Agreement for use in the Field in the Company Territory (which plan shall include, as applicable, a timetable and steps for replacement of any obsolete Product hereunder) and (y) appropriate amendments to (I) the Commercial Supply Agreement, including with respect to the Supply Price (as defined in the Commercial Supply Agreement) for such Product Improvement, or (II) to the definitions of Composition or Product under this Agreement as necessary in order to include any such Product Improvement as a Product hereunder; provided that (a) [***], (b) if any Clinical Trial is required to obtain Regulatory Approval for such Product Improvement in the Company Territory, the Parties shall discuss in good faith and determine which Party shall conduct such Clinical Trial in the Company Territory and any agreed terms applicable to the conduct of such Clinical Trial [***], and (c) for any Product Improvement that is required by any Regulatory Authority in the Company Territory, [***]; (2) ARS shall provide to Company any Regulatory Data Controlled by ARS that is necessary and sufficient to amend the existing Marketing Authorization or otherwise obtain Regulatory Approval for such Product Improvement; and (3) subject to the foregoing, Company shall use Commercially Reasonable Efforts to obtain and maintain Regulatory Approval, including Marketing Authorization for such Product Improvement for the then-applicable indications in the Field in the Company Territory.
(iii)
Unless otherwise mutually agreed by the Parties in writing, (x) except as provided in clauses (y) and (z), [***], and (y) [***], and (z) with respect to any Product Improvement that is required by any Regulatory Authority in the Company Territory, [***].
(iv)
Except as provided in Section 2.8(b)(ii) or Section 2.8(b)(iii), if Company desires ARS to Develop any other Product Improvement, then upon Company’s request, the Parties shall discuss such proposal in good faith, including with respect to the terms pursuant to which such Product Improvement may be Developed or Manufactured or otherwise included hereunder, provided that Company shall bear any costs connected therewith.

(c)
New Products.
(i)
If ARS or any of its Affiliates files an NDA in the United States for any New Product, then ARS shall notify Company of the same and upon Company’s request, the following shall apply: the Parties shall agree (and thereafter implement) (A) a written plan for the Development and adoption of such New Product as a Product under this Agreement for use in the Field in the Company Territory (which plan shall include, as applicable, a timetable and steps for replacement of any obsolete Product hereunder) and (B) appropriate amendments to (1) the Commercial Supply Agreement, including with respect to the Supply Price (as defined in the Commercial Supply Agreement) for such New Product, or (2) to the definitions of Composition or Product under this Agreement in order to include any such New Product as a Product hereunder; provided that (x) if any Clinical Trial is required to obtain Regulatory Approval for such New Product in the Company Territory, [***], (y) ARS shall provide to Company any Regulatory Data Controlled by ARS that is necessary and sufficient to amend the existing Marketing Authorization or otherwise obtain Regulatory Approval for such New Product, and (z) subject to the foregoing, Company shall use Commercially Reasonable Efforts to obtain and maintain Regulatory Approval, including Marketing Authorization for such New Product for the then-applicable indications in the Field in the Company Territory.
(ii)
Unless otherwise mutually agreed by the Parties in writing and notwithstanding anything to the contrary herein, (A) [***], and (B) [***].
(d)
For clarity, Company’s exploitation of any Product for any Future Indication pursuant to Section 2.8(a), or with respect to any Product Improvement pursuant to Section 2.8(b) or New Product pursuant to Section 2.8(c), will in each case be subject to the existing terms set forth in Article 7, as applicable, including sales milestones and royalty terms, [***].
2.9
Exclusivity.
(a)
Restrictive Covenant.
(i)
Company hereby covenants that, during the Term, neither it nor its Affiliates shall, directly or indirectly through a Third Party (including via a license to a Third Party), (A) conduct Clinical Trials for, or market, promote, sell, or otherwise Commercialize, any Competitive Product (other than a Product in respect of which Company exercises its rights pursuant to Section 2.1 during the Term), in the Field in the Company Territory, or (B) Manufacture any such Competitive Product in the Field in the Company Territory, in each case other than any New Product adopted by the Parties as a Product for use in the Company Territory pursuant to Section 2.8(c).
(ii)
ARS hereby covenants that, during the Term, neither it nor its Affiliates shall, directly or indirectly through a Third Party (including via a license to a Third Party), (A) conduct any Clinical Trials or market, promote, sell, or otherwise Commercialize any Competitive Product in the Field in the Company Territory or (B) Manufacture any Competitive Product in the Field in the Company Territory for use in any activities set forth in clause (A); provided that the foregoing is not intended and shall not prohibit ARS from conducting Development activities with respect to Future Indications, Product Improvements and New Products in accordance with Section 2.8 or the Collaborative Development Activities in accordance with Section 4.2 or from Manufacturing any Product for the Company or its Affiliates or Sublicensees under the Commercial Supply Agreement (or any other supply agreement entered into by the Parties after the Effective Date).
(b)
Subject to Section 2.9(c), if a Third Party becomes an Affiliate of a Party after the Effective Date as a result of a Change of Control of such Third Party, and such new Affiliate is engaged in any activities with respect to a Competitive Product that, if conducted by such Party, would breach such Party’s exclusivity obligations set forth in Section 2.9(a) (a “Competitive Program”), then such new Affiliate shall have [***] from the closing of such Change of Control transaction to wind down or divest such Competitive Product and Competitive Program, and the continuation of such activities for the Competitive Product and Competitive Program during such [***] period shall not constitute a breach of Section 2.9(a), so long as during the pendency of such divestment, such Party Segregates (and causes its Affiliates (including such new Affiliate) to Segregate) all activities that are the subject of this Agreement and the Commercial Supply Agreement and that relate to each Product Developed, Manufactured or Commercialized by or on behalf of Company or any of its Affiliates or Sublicensees under this Agreement from such Competitive Product and Competitive Program.

(c)
If a Third Party becomes an Affiliate of a Party after the Effective Date as a result of a Change of Control of such Party, then (i) such new Affiliate may conduct or otherwise pursue a Competitive Product and Competitive Program, and such activities shall not constitute a breach of Section 2.9(a), so long as such Party Segregates (and causes its Affiliates (including such new Affiliate) to Segregate) all activities that are the subject of this Agreement and the Commercial Supply Agreement and that relate to each Product Developed, Manufactured or Commercialized by or on behalf of Company or any of its Affiliates or Sublicensees under this Agreement from such Competitive Program; and (ii) if ARS is the Segregating Party and such new Affiliate either at the time of Change of Control is conducting or otherwise pursuing, or subsequently conducts or otherwise pursues, a Competitive Product and Competitive Program, [***].
(d)
“Segregate” means the segregation of the [***] relating to any [***] from [***] with respect to any [***] by or on behalf of [***], including to ensure that: (i) no [***] of the [***] have or had access to [***] relating to the [***] by or on behalf of [***] or any other [***]; (ii) no [***] by or on behalf of [***] have or had access to [***] relating to the [***] and (iii) the [***] do not [***] of the other [***] relating to any [***] by or on behalf of [***] provided that, these restrictions shall not apply to [***] by or on behalf of [***], as applicable, in each case, solely with respect to [***] by or on behalf of [***], but not for or in connection with the [***], and in all events such information shall [***] “Segregated” and “Segregating” have correlative meanings.
(e)
The Parties acknowledge and agree that (i) this Section 2.9 has been negotiated by the Parties, (ii) the geographical and time limitations on activities set forth in this Section 2.9 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the business of the Composition and Products and (iii) the Parties would not have entered into this Agreement without the protection afforded it by this Section 2.9. If, notwithstanding the foregoing, including, for example, due to a change in circumstance, a court of competent jurisdiction determines that the restrictions set forth in this Section 2.9 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 2.9 to include the maximum restrictions that are allowable under Applicable Law.
2.10
Third Party Licenses.
(a)
Existing ARS Third Party License; Compliance. Company hereby acknowledges and agrees that (i) Company’s rights and obligations under this Agreement, including with respect to the licenses granted hereunder and with respect to ownership of Intellectual Property, reporting, recordkeeping, use of the Product and Patent prosecution and enforcement, are subject to, and Company shall comply with, and cause its Affiliates and Sublicensees to comply with, the applicable terms and conditions of (A) each Existing ARS Third Party License and (B) each Third Party license entered into by ARS and accepted by Company pursuant to Section 2.10(b) (collectively, “ARS Third Party Licenses”) and (ii) the license granted to Company in Section 2.1 under such ARS Technology constitutes sublicenses under the ARS Third Party Licenses, to the extent applicable. Company shall not take or fail to take any action that would cause ARS to be in breach of any ARS Third Party License. Without limiting the generality of the foregoing, if ARS requires any additional information to comply with its reporting obligations pursuant to any ARS Third Party License, Company shall promptly provide such information to the extent within Company’s possession or Control, upon ARS’s written request.
(b)
Additional Third Party Licenses.
(i)
Each Party shall promptly notify the other Party if it becomes aware of any Third Party Technology that is necessary for the Development, Manufacture or Commercialization of a Composition or Product, or that it otherwise desires to use for such purpose, for the Company Territory (and, for clarify, with respect to which such Party does not yet have a (sub)license from the applicable Third Party) in the Company Territory. ARS shall have the first right, but not the obligation, to negotiate and obtain a license to any such Third Party Technology applicable to both inside and outside the Company Territory, and shall use Commercially Reasonable Efforts to obtain the right to sublicense such Third Party

Technology to Company in the Field in the Company Territory on commercially reasonable terms. ARS shall keep Company reasonably informed of the progress of such negotiations and material proposed terms, and shall discuss in good faith any Company comments thereon. If ARS obtains such a license to Third Party Technology, ARS will promptly disclose to Company a complete copy of applicable license agreement, provided that ARS may redact any confidential information contained therein that is not relevant to the grant of rights to Company hereunder. If Company desires to accept such license agreement as an ARS Third Party License, Company shall promptly notify ARS in writing of such acceptance, and upon such acceptance, such license agreement will be deemed an ARS Third Party License, and the Third Party Technology will be deemed Controlled by ARS and, to the extent qualifying as ARS Technology, sublicensed to Company pursuant to the licenses granted under Section 2.1 and subject to the terms and conditions of such license agreement; provided that [***].
(ii)
If ARS elects not to obtain a license to Third Party Technology as contemplated by Section 2.10(b)(i), or is unsuccessful in obtaining such a license within [***] after delivery of the notice set forth in Section 2.10(b)(i), then Company shall have the right (but not the obligation) to negotiate and obtain such a license from such Third Party in the Field in the Company Territory.
(iii)
Subject to Section 2.10(b)(i), Company shall have the first right to negotiate and obtain a license under any Third Party Technology applicable solely to the Field in the Company Territory at its sole discretion and expense.
(iv)
If Company obtains such a license to Third Party Technology, and Company notifies ARS in writing of such acceptance in accordance with Section 2.10(b)(i), such license agreement shall be deemed a Third Party License for purposes of this Agreement, and Company will use Commercially Reasonable Efforts to obtain the right to sublicense its rights thereunder to ARS pursuant to Section 2.4 and to sublicense or assign its rights thereunder to ARS in the event of any termination of this Agreement as set forth in Section 13.6.
(v)
For clarity, nothing in the foregoing terms of Section 2.10 is intended to limit or apply to Company’s obtaining a grantback license solely in the Field in the Company Territory from any Sublicensee or subcontractor in connection with entering into any Sublicense or subcontract agreement.
(c)
Additional Third Party Licenses With Respect to Company Background IP. If, as of the Effective Date or during the Term, Company has licensed from any Third Party any Third Party Technology that, if Controlled by Company, would be Company Background IP, such Third Party Technology shall not be deemed “Controlled” by Company (nor, for clarity, shall such Third Party Technology be Company Background IP) unless and until ARS accepts a sublicense thereunder, and agrees to comply with the applicable terms and conditions thereunder pursuant to this Section 2.10(c). ARS’s rights and obligations under this Agreement with respect to Company Background IP are subject to, and ARS shall comply with, and cause its Affiliates and Sublicensees to comply with, the applicable terms and conditions of each applicable Third Party license and each Third Party license entered into by Company and accepted by Company pursuant to this Section 2.10(c) (collectively, “Company Background IP Upstream Licenses”). In the event that Company determines during the Term that Company has a license (or sublicense) to any such Third Party Technology that Company has the right to (sub)license to ARS as Company Background IP pursuant to Section 2.4(c) without breaching the terms of the applicable Third Party agreement, Company shall notify ARS thereof. If ARS desires to potentially include such Third Party Technology in the license granted to ARS in Section 2.4(c), Company shall disclose to ARS a copy of the applicable license agreement, provided that Company may redact any confidential information contained therein that is not relevant to the grant of rights to ARS hereunder. If ARS desires to accept a sublicense under such license agreement, ARS shall notify Company in writing of such acceptance, and upon such acceptance, such license agreement will be deemed a “Company Background IP Upstream License”, and the applicable Third Party Technology will be deemed included in the Company Background IP sublicensed to ARS pursuant to the license granted under Section 2.4(c) (and subject to the terms thereof) and subject to the terms and conditions of such license agreement; provided that [***].

2.11
Disclosure of ARS Know-How; Assistance.
(a)
Access to ARS Know-How. ARS shall provide (which, for clarity, includes to make available for download in a virtual data room) to Company, in a form reasonably acceptable to Company, all material ARS Know-How that relates to or is otherwise reasonably useful for obtaining and maintaining Regulatory Approval for the Commercialization of Products in the Field in the Company Territory and exists as of the Effective Date, which provision shall occur in a manner and following a reasonable schedule and plan agreed by the Parties; provided that with respect to ARS Know-How within ARS’s Existing Marketing Authorization for the Product in the Company Territory, such provision shall be complete no later than [***] after the Effective Date unless otherwise agreed by Company. During the Term, ARS shall provide to Company any additional ARS Know-How related to or otherwise reasonably useful for obtaining and maintaining Regulatory Approval for the Commercialization of Products in the Field in the Company Territory, on a rolling basis no later than [***] days following ARS becoming aware of such ARS Know-How (or promptly following a reasonable request by Company) and has not previously been provided to Company.
(b)
Technical Assistance. At Company’s reasonable request, ARS shall cooperate with Company to provide reasonable technical assistance in connection with the seeking of Regulatory Approval for the Commercialization of Product in the Field in the Company Territory. Upon such request for any reasonable technical assistance, ARS shall provide Company with such reasonable technical assistance, which may be provided virtually by audio or video teleconference or in person to the extent feasible, up to a total amount of [***] for the period from the Effective Date to [***]. In the event Company reasonably requests any assistance from ARS that would require ARS to provide assistance (i) in [***].
(c)
Limitation. For clarity, the access to ARS Know-How and technical assistance provided in this Section 2.11 shall not apply to Manufacture of the Product, which is addressed in Article 6.
3.
Governance
3.1
Joint Steering Committee. Promptly after the Effective Date (within [***] in any event), the Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”), composed of [***] (initially [***]) to oversee and guide the strategic direction of the collaboration of the Parties under this Agreement. The JSC shall in particular:
(a)
coordinate the activities of the Parties under this Agreement, and provide a forum for and facilitate communications between the two Parties under this Agreement;
(b)
discuss the strategy for the Commercialization of the Product(s) in the Field worldwide, including in the Company Territory;
(c)
review and approve any Post-Approval Clinical Trials of the Product(s) in the Field in the Company Territory, and facilitate the exchange of information in accordance with this Agreement relating to the development of the Product(s) outside the Company Territory;
(d)
coordinate strategy for Regulatory Filings for the Commercialization of Product(s) in the Field in the Company Territory in accordance with Section 4.2;
(e)
provide a forum for evaluation of regulatory actions, communications and submissions for the Product(s), and pharmacovigilance and safety matters in Company Territory;
(f)
review and discuss progress under the Regulatory Plan for seeking, obtaining and maintaining Regulatory Approval(s) of the Product(s) in the Field in the Company Territory;

(g)
review and discuss the Commercialization Plan for Commercialization of the Product(s) in the Field in the Company Territory;
(h)
facilitate exchange of Regulatory Data in accordance with this Agreement;
(i)
discuss strategic Manufacturing and supply matters relating to the Product(s) for use in the Company Territory;
(j)
review and discuss the Development of the Product(s) for the [***] worldwide, including in the Company Territory;
(k)
direct and oversee operation of the JCC and any other joint subcommittee established by the JSC including attempts to resolve any disputed matters of these Committees; and
(l)
perform such other functions as appropriate to further the purpose of this Agreement, as expressly set forth in the Agreement or allocated to it by the Parties’ written agreement.
3.2
Joint Commercialization Committee. Promptly after the Effective Date (within [***] in any event), the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or the “JCC”), composed of [***], to monitor and discuss the Commercialization of Products in the Field in the Company Territory at the operational level. Each JCC representative shall have knowledge and expertise in the commercialization of products similar to Products. The JCC shall in particular:
(a)
report to the JSC on significant Commercialization activities for the Product(s) by Company in the Company Territory;
(b)
review and discuss (and approve with respect to pricing strategy in [***] to the extent set forth in Section 5.2) the Commercialization Plan and amendments thereto;
(c)
discuss ARS’s global commercialization plans, including the global brand strategy, for the Product;
(d)
provide a forum for and facilitate communications and coordination between Parties with respect to Commercialization of the Product(s) in the Company Territory;
(e)
review the status of material Product Manufacturing and supply activities and strategies associated with the Manufacture of Product for Commercialization in the Company Territory including commercial forecast, and ARS’s and its suppliers’ Manufacturing capacity for the entire supply chain for each Product, including the Global Volume (as that term is defined under the Commercial Supply Agreement) and expected future Manufacturing capacity increases needed by either ARS or Company;
(f)
review and discuss the major findings of Company’s market research with respect to any Product(s) in the Company Territory, if any;
(g)
review and discuss the branding and product positioning strategy for Product(s) in the Company Territory, pursuant to Section 5.2, and evaluate Company’s brand strategy for the Product(s) in the Company Territory, taking into consideration the then-current global brand strategy for the Product;
(h)
discuss Product list price and status of reimbursement for Product(s) in the Company Territory as provided under Section 5.5;
(i)
discuss post-marketing studies proposed or planned by Company in support of Commercialization of Product(s) in the Company Territory (including market access studies); and

(j)
perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Commercialization of Products in the Company Territory, including endeavoring to resolve any disputes between the Parties arising from the deliberations of the JCC, as expressly set forth in the Agreement or allocated to it by the Parties’ written agreement or as otherwise directed by the JSC.
3.3
Committee Membership and Meetings.
(a)
Committee Members. Each Committee representative shall have appropriate knowledge and expertise and sufficient seniority within the applicable Party to make recommendations and decisions arising within the scope of the applicable Committee’s responsibilities. Each Party may replace its representatives on any Committee on written notice to the other Party, but each Party shall strive to maintain continuity in the representation of its Committee members. Each Party shall appoint [***] of its representatives on each Committee to act as a co-chairperson of such Committee. The co-chairpersons shall jointly prepare and circulate agendas to Committee members at least [***] (unless a shorter period is agreed by the Parties) before each Committee meeting and shall direct the preparation of reasonably detailed minutes for each Committee meeting, which shall be approved by the co-chairpersons and circulated to Committee members within [***] of such meeting.
(b)
Meetings; Procedures. Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every [***] during the [***] following the Effective Date, and thereafter [***], unless otherwise agreed by the Parties in writing. Upon reasonable written request by any Party to hold ad-hoc meetings, both Parties agree to schedule such ad-hoc meetings within a reasonable time frame. A quorum of a Committee shall exist whenever there is present at a meeting at least one (1) appointed representative of each Party. Meetings of any Committee may be held in person, or by audio or video teleconference, and all in-person Committees shall be held at locations alternately selected by the Parties. Each Party shall be responsible for all of its own expenses of participating in any Committee meetings. No action taken at any meeting of a Committee shall be effective unless at least one representative of each Party is participating. Each Committee shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. Without limitation to the foregoing, the JSC (for each Committee) shall adopt guidelines or procedures to ensure that all actions of a Committee, including any information exchanged hereunder, are undertaken in compliance with Applicable Laws.
(c)
Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the Committee meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide at least [***] prior written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting[***]. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.
3.4
Decision-Making. All decisions of each Committee shall be made by [***], with each Party’s representatives collectively having [***]. Each Committee shall take action by such consensus at a meeting at which a quorum exists or by a written resolution signed by at least [***] representative of each Party. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JCC or another subcommittee of the JSC, the representatives of the Parties cannot reach an agreement as to such matter within [***] after such matter was brought to such Committee for resolution, such disagreement shall be referred to the JSC for resolution. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the representatives of the Parties cannot reach an agreement as to such matter within [***] after such matter was brought to the JSC for resolution or after such matter has been referred to the JSC, such disagreement shall be referred to the Chief Executive Officer of ARS and the Chief Executive Officer of Company or its designee (collectively, the “Executive Officers”) for resolution. The Executive Officers shall discuss in good faith a resolution of the matter, and if the Executive Officers cannot resolve such matter within [***] after such matter has been referred to them, the following shall apply:

(a)
[***], to the extent such matter relates to obtaining or maintaining [***], then [***] shall be entitled to make the final decision regarding such matter; provided that such decision is consistent with the terms and conditions of this Agreement and the Commercial Supply Agreement. Any such decision shall be made in good faith with consideration of ARS’s views on the matter and consistent with Applicable Law.
(b)
If (i) such matter relates to [***], or (ii) [***], then [***] shall be entitled to make the final decision regarding such matter; provided that such decision is consistent with the terms and conditions of this Agreement and the Commercial Supply Agreement and shall be made in good faith consideration of [***] views on the matter and consistent with Applicable Law.
3.5
Limitations on Authority. Each Committee shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. Without limiting the generality of the foregoing, no Committee will have the power to amend or waive compliance with this Agreement, or to make any decision that is expressly stated in this Agreement to be within the decision-making authority or consent rights of a Party or to require the mutual agreement of both Parties, and no decision of a Committee may be in contravention of any terms and conditions of this Agreement.
3.6
Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (the “Alliance Manager”). Each Alliance Manager shall be responsible for alliance management between the Parties on a day-to-day basis throughout the Term. Each Alliance Manager shall be permitted to attend meetings of the JSC and other Committees as appropriate as non-voting participants. The Alliance Managers shall be the primary contact for the Parties regarding the day-to-day activities contemplated by this Agreement and shall facilitate all such activities hereunder. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC and its subcommittees.
3.7
Discontinuation of JSC. The activities to be performed by the JSC and the JCC shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. The JSC and the JCC shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the JSC and the JCC; or (b) [***]. Once the Parties mutually agree to disband the JSC and the JCC, the JSC shall have no further rights or obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of the JSC and the JCC shall be decisions as between the Parties, subject to the same respective decision-making rights and limitations set forth in Section 3.4 and other terms and conditions of this Agreement.
4.
Development and Regulatory Activities
4.1
Scope of Collaboration. Subject to and in accordance with the terms and conditions of this Agreement, the Parties intend to work collaboratively with respect to the Development and Commercialization of Products, including through information sharing and certain Development, Manufacturing and Commercialization activities, as further set forth herein. As at the Effective Date, the Parties intend to establish a Joint Development Committee (JDC) via the JSC, to be chaired by [***]. The JDC shall, among other activities, discuss and agree the protocols for Clinical Trials for Products in the Company Territory conducted pursuant to this Agreement.
4.2
Conduct of Collaborative Development Activities and Regulatory Activities.
(a)
Collaborative Development Activities by ARS. As of the Effective Date, ARS is conducting Development activities, including as sponsor of one or more Clinical Trials, in support of seeking and obtaining Regulatory Approvals [***] (collectively, the “Collaborative Development Activities”). ARS

shall use Commercially Reasonable Efforts to complete such activities in a timely manner in accordance with Applicable Law and the requirements of Section 4.2(l) [***].
(b)
[***]. ARS shall prepare a development plan (which may be part of ARS’s global development plan with respect to Products) with respect to Collaborative Development Activities related to Products for the [***] and no later than [***] after the Effective Date, shall share the progress and status of such plan and updates thereto with the JSC at the meetings of the JSC. Company may provide comments to such plan and any updates via the JSC and ARS shall consider such comments in good faith. In the event ARS conducts any Clinical Trial of any Product for the [***] in the Company Territory (including any such Clinical Trial that is a global Clinical Trial with any site in the Company Territory), ARS shall discuss such Clinical Trial with Company prior to its initiation thereof and consider any comments from Company in good faith.
(c)
Regulatory Rights and Responsibility.
(i)
Unless otherwise agreed by the Parties in writing, ARS shall use Commercially Reasonable Efforts to (A) transfer and assign to Company the Marketing Authorization for the Product in the Field and in the Company Territory that exists as of the Effective Date (the “Existing Marketing Authorization”), as such Existing Marketing Authorization exists as of the transfer date, and (B) prepare and file with the competent Regulatory Authorities (and until the Existing Marketing Authorization transfer contemplated in clause (A) is completed, use Commercially Reasonable Efforts to obtain) Marketing Authorization [***] and thereafter (C) transfer and assign to Company such Marketing Authorizations obtained by ARS or any of its Affiliates pursuant to this Section 4.2(c)(i). Notwithstanding the foregoing, if the Existing Marketing Authorization (as contemplated in clause (A) of the immediately preceding sentence) is transferred to Company prior to making any of the filings with respect to Collaborative Development Activities (as contemplated in clause (B) of the immediately preceding sentence), then (x) ARS shall prepare proposed drafts of such filing(s) in a form suitable for filing with the competent Regulatory Authorities in accordance with Applicable Law and provide such draft filing(s) to Company for review and comment, (y) the Parties shall discuss such draft filing(s) in good faith, and (z) Company shall make such filing(s) with respect to Collaborative Development Activities (as contemplated in clause (B) of the immediately preceding sentence), provided that all such filings shall be in a form reasonably acceptable to both Parties and consistent with Applicable Law. Each Party shall use Commercially Reasonable Efforts to conduct such regulatory-related activities in a manner consistent with the regulatory plan attached hereto as Exhibit 4.2(c) (the “Regulatory Plan”), including using Commercially Reasonable Efforts to meet the timelines set forth therein. Any amendment to the Regulatory Plan shall be made in writing by the Parties and subject to the review and approval of the Parties.
(ii)
Subject to the foregoing and Section 5.5, Company shall be solely responsible, at its own cost and expense, for formulating the regulatory strategy and for preparing, filing, obtaining and maintaining Regulatory Approvals for the Commercialization of Products in the Field in the Company Territory, consistent with this Agreement. For clarity, except as provided in this Agreement, Company shall not conduct or have conducted any Development activities in connection with the Products in the Company Territory. Subject to Section 4.2(c)(i) above, Company (or its designee) shall be the holder of, and own, all Regulatory Filings, Marketing Authorizations and other Regulatory Approvals for Commercialization of Products in the Field in the Company Territory and shall have responsibility for interactions with Regulatory Authorities with respect to Commercialization of Products in the Field in the Company Territory. Company shall conduct or cause to be conducted all such activities in accordance with Applicable Laws. Company shall consult with ARS either directly or through the JSC regarding, and keep ARS regularly informed of, the preparation, status and review of, submissions to, and communications with, Regulatory Authorities with respect to Products in the Field in the Company Territory, and any approvals obtained from Regulatory Authorities with respect to such Products in the Field in the Company Territory.
(iii)
Notwithstanding the foregoing, ARS shall have the right to conduct regulatory activities in the Company Territory relating to any (A) Clinical Trials within the Collaborative Development Activities and (B) Clinical Trials pursuant to and as permitted by Section 2.8, as applicable, in support of obtaining or maintaining Regulatory Approval of any Product Improvement or Future Indication

for Products within the Field and Company Territory, and (C) Clinical Trials pursuant to and as permitted by Section 5.8(a). ARS shall consult with Company either directly or through the JSC regarding, and keep Company regularly informed of, the conduct of Collaborative Development Activities, including such Clinical Trials, in or for the Company Territory, including material submissions by or on behalf of Company to Regulatory Authorities as sponsor of any such Clinical Trials.
(d)
Regulatory Costs. Subject to Section 4.2(e)(vii) and Section 4.2(j) with respect to the cost of activities thereunder, [***], provided that Company shall be responsible for [***].
(e)
Regulatory Submissions. Subject to Section 5.5, Company and ARS shall coordinate submission of Regulatory Filings and Regulatory Data to Regulatory Authorities in the Company Territory for obtaining and maintaining Regulatory Approvals for the Commercialization of Products in the Field in the Company Territory. With respect to each Party’s responsibilities regarding Regulatory Filings in the Company Territory for obtaining and maintaining Regulatory Approval for the Commercialization of Products in the Field in the Company Territory, subject to Section 5.5:
(i)
Company shall fully disclose to ARS all such Regulatory Data that has been incorporated into or relied upon in any such Regulatory Filing.
(ii)
Company shall promptly provide ARS with copies of any material communications (other than routine correspondence, administrative documents and excluding documents related to pricing and reimbursement approval) with a Regulatory Authority in the Company Territory relating to Commercialization of any Composition or Product in the Field. If any such materials are not in the English language, Company shall provide ARS with an English summary at the time of provision, and a true, complete, accurate and certified English translation thereof as soon as practicable.
(iii)
Company shall provide ARS for review and comment copies in English of all material submissions related to the Commercialization of Products in the Field to be submitted to a Regulatory Authority in the Company Territory (other than routine correspondence, administrative documents and excluding documents related to pricing and reimbursement approval) prior to the relevant submission to allow sufficient time for review, and whenever reasonably possible, at least [***] in advance of their intended date of submission (for clarity, in each case, subject to the timelines set forth in Section 4.2(g)(ii) and Section 4.2(h)). Notwithstanding the foregoing, Company shall not be required to provide ARS local (e.g., country-specific) versions of marketing materials, educational materials or Product labels, so long as such local versions are consistent with a master version of such materials that has been provided pursuant to Section 4.2(e)(ii) or this Section 4.2(e)(iii).
(iv)
Each Party will provide any comments in due course in order to not delay regulatory activities in the Company Territory. Each Party shall in good faith take into account the other Party’s comments.
(v)
Company shall not unreasonably withhold, condition or delay adopting ARS’s comments [***].
(vi)
Within [***] after a material Regulatory Filing is submitted to any Regulatory Authority in the Company Territory, Company shall, and shall require its Affiliates and Sublicensees to, provide ARS with an electronic copy thereof. For avoidance of doubt, regulatory submissions also includes communications and submissions with respect to labeling for a Product in the Company Territory.
(vii)
In order to ensure appropriate coordination of submissions in the Company Territory and outside the Company Territory, within [***] after a material Regulatory Filing for a Product in the Field is submitted to any Regulatory Authority in the United States, ARS shall, and shall require its Affiliates to, provide Company with an electronic copy thereof [***].

(f)
Regulatory Meetings. Subject to ARS’s responsibilities pursuant to Section 4.2(b), as between the Parties, Company and its Affiliates shall be primarily responsible for conducting interactions with Regulatory Authorities in connection with the Commercialization of Product in the Field in the Company Territory. Company shall provide ARS with reasonable advance notice of all meetings, conferences and discussions (whether in person or by telephone or video conference) scheduled with any Regulatory Authority in the Major Markets in the Company Territory concerning the Products. The Parties shall coordinate preparation for such meetings, conferences or discussion, including considering each other’s input with respect thereto. To the extent not prohibited by Applicable Law, each Party shall have the right to be present at and participate in any such meetings, conferences or discussions (at each Party’s sole cost and expense) and the other Party shall facilitate such participation. If one Party elects not to participate in such meetings, conferences or discussions, the other Party shall provide written summaries of such meetings, conferences or discussions in English as soon as practicable after the conclusion thereof.
(g)
Inspections and Audits.
(i)
By ARS. Each Party shall have the right to conduct, or have conducted on such Party’s behalf, an audit of the compliance terms and conditions and how any funds were used by such Party for compliance with this Agreement and with the Applicable Laws defined herein, safety and regulatory systems, procedures and practices of the other Party, its Affiliates and in the case of Company (either indirectly via Company or, if permitted under the applicable Sublicense, directly) Sublicensees. Each Party may conduct such audit no more than once per Calendar Year (unless an additional audit is warranted for cause) upon [***] prior written notice to the other Party. Each Party shall cooperate and use Commercially Reasonable Efforts to ensure that its Affiliates and, in the case of Company, its Sublicensees, cooperate to permit conduct of such audit. The audited Party shall promptly correct any deficiencies identified by such audit.
(ii)
By Governmental Authorities. In the event a Party receives any correspondence, inquiry or request for an inspection or audit from a Governmental Authority which relates to any Product for use in the Company Territory or any compliance matter referred to in this Agreement, such Party shall notify the other Party of such inspection (A) no later than [***] after such Party receives notice of such inspection or (B) within [***] after the completion of any such inspection of which such Party did not receive prior notice. The Party receiving such correspondence, inquiry or request for an inspection or audit shall promptly provide the other Party with all information Controlled by the receiving Party or in the receiving Party’s possession related to any such inspection that is reasonably requested by the other Party. Each Party shall also permit Governmental Authorities outside of the Company Territory to conduct inspections of Company or its Affiliates or Sublicensees relating to the Product for use in the Company Territory, and shall ensure that all such Affiliates or, in the case of Company, Sublicensees permit and facilitate such inspections. The non-receiving Party shall have the right, but not the obligation (unless required by Applicable Law or any Governmental Authority), to be present at any such inspection. Following any such regulatory inspection related to the Products for use in the Company Territory, the inspected Party shall provide the other Party with (1) an unredacted copy of any finding, notice, or report provided by any Governmental Authority related to such inspection (to the extent related to the Product) within [***] of the inspected Party receiving the same, and (2) in the event that such findings, notice, or report is in a language other than English, a written English summary of any material finding, notice, or report of a Governmental Authority related to such inspection (to the extent related to the Product) within [***] after receiving the same. Further details including notification, timing, response and scope of such audits shall be included in the pharmacovigilance agreement entered into by the Parties pursuant to Section 4.5.
(h)
Regulatory or Third Party Action.
(i)
Notice of Regulatory Action. If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of a Party relating to any Product for use in the Company Territory, then such Party shall notify the other Party of such contact, inspection, or notice or action within [***] after receipt of such notice (or, if action is taken without notice, within [***] of such Party becoming aware of such action). The other Party shall have the right to review and comment on any responses to such Regulatory Authority, provided such other Party shall exercise such right in a manner consistent with the Regulatory Authority’s deadline(s) for such response.
(ii)
Third Party Action. Each Party shall [***] notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Third Party, which would reasonably be expected to affect the safety or efficacy claims of any Product or the continued marketing of any Product (as to ARS’s notification obligation, only to the extent it would reasonably be expected to affect the Company Territory). Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action with respect to the Company Territory.
(iii)
Remedial Action. Each Party shall notify the other [***], and [***] confirm such notice in writing, if it obtains information indicating that any Product may be subject to any voluntary or mandatory recall, corrective action or other adverse regulatory action by any Governmental Authority or Regulatory Authority (as to ARS’s notification obligation, only to the extent it would reasonably be expected to affect the Company Territory) (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action with respect to the Company Territory. Company shall have sole discretion with respect to any matters relating to any Remedial Action in the Field in the Company Territory, including the decision to commence such Remedial Action and the control over such Remedial Action; provided that [***] The cost and expenses of any Remedial Action in the Company Territory shall be borne solely by Company, provided that ARS shall bear the cost and expenses of any Remedial Action in the Company Territory relating to any Development or Manufacturing activities conducted by or on behalf of ARS or as a result of ARS’s breach of Applicable Law, gross negligence or willful misconduct. Each Party shall, and shall ensure that its Affiliates and sublicensees shall, maintain adequate records to permit the Parties to trace the distribution and use of the Product in the Company Territory.
(i)
Regulatory Diligence. Subject to ARS’s responsibilities pursuant to Section 4.2(b), Company shall use Commercially Reasonable Efforts to prepare, obtain, maintain, and renew, as applicable, (i) approval by the European Commission of the Marketing Authorization(s) for the Product(s) for the Initial Indications through the centralized approval procedure and (ii) all necessary Regulatory Approvals (including Pricing and Reimbursement Approvals) for the Commercialization of Products in the Field in the Major Markets. Company shall evaluate in good faith whether to prepare, obtain, maintain, and renew, as applicable, Regulatory Approvals (including Pricing and Reimbursement Approvals) for the Commercialization of Products in the Field with respect to the other jurisdictions in the Company Territory. In connection therewith, Company shall have the right to use Regulatory Data and/or the regulatory materials provided by ARS to Company, which use shall be in compliance with all Applicable Laws, including all laws governing protection of personal data in the Company Territory.
(j)
Regulatory Assistance. Upon a Party’s reasonable request, each Party shall provide the other Party with reasonable assistance in such Party’s efforts to obtain and maintain Regulatory Approvals for the Product in such Party’s respective territory including by providing access to and copies of Regulatory Data, Regulatory Approvals, Regulatory Filings, and other required materials and documents for the Products in the other Party’s possession or Control and required by such Party or Regulatory Authorities for Regulatory Approval of the Product in such Party’s respective territory. The other Party shall also provide reasonable support to address questions from such Party in preparing Regulatory Filings and communicating with Regulatory Authorities regarding the Product (including regarding the Regulatory Data for the Product generated by or on behalf of such other Party) in such Party’s respective territory. [***]. After the Regulatory Approvals contemplated in Section 4.2(c)(i) have been obtained in accordance with Section 4.2(c)(i) and, as applicable, transferred and assigned to Company, [***].
(k)
Development Activities by Company.
(i)
Subject to Section 4.2(k)(ii), if ARS has materially breached its obligation to perform any Collaborative Development Activities for the Company Territory, including by failing or refusing to perform such obligations, Company may issue ARS a written notice of such material breach with respect thereto, provided that Company will not issue such notice unless Company has first informed ARS of Company’s concerns and provided an opportunity for the Parties to confer through the JSC (in which respect, each Party shall co-operate to expedite a meeting of the JSC for such purpose). If (i) following receipt of such notice of material breach ARS fails to cure such material breach within [***] following such written notice by Company or (ii) rejects this Agreement in bankruptcy, then in each case ((i) or (ii)), Company shall have the right, and without limitation to any other right or remedy available to Company, to assume and complete or have completed some or all of such Collaborative Development Activities, with ARS’s reasonable cooperation and support in the orderly transition thereof. Without limitation to the foregoing, at the request of ARS, prior to Company’s assuming such Collaborative Development Activities, the Executive Officers of each Party shall meet and discuss other potentially mutually agreeable resolutions.
(ii)
If the first [***] for a Product in the [***] conducted by or on behalf of [***] results in successful [***] and [***] elects not to initiate or does not initiate any [***] within [***] after completion of such [***] or completion of such initial [***], then [***] may issue [***] written notice of [***] initiate and complete or have completed a [***]; provided that (A) [***] shall provide, together with such notice and prior to initiating such [***] shall have the right to elect to [***] in accordance with such [***], and if [***] does not elect to [***], then [***] shall have no obligation to [***].
(l)
Development Compliance and Record-Keeping. Each Party shall conduct any Development activities with respect to the Product under this Agreement in compliance with Applicable Law, industry standards, ethical requirements, and in good scientific manner, and shall keep records of Development activities sufficient for all contemplated regulatory and patenting purposes under this Agreement in the Company Territory, and shall maintain such records in accordance with Applicable Laws and until at least [***] after the Term or longer if required by Applicable Laws.
4.3
Regulatory Activities Outside the Company Territory. ARS agrees to keep Company reasonably informed of the preparation, Regulatory Authority review and approval of submissions and communications with Regulatory Authorities with respect to Products in the Field outside the Company Territory. In addition, ARS shall, upon reasonable request by Company, promptly provide Company with copies of any documents, information and correspondence received from a Regulatory Authority outside the Company Territory reasonably expected to affect the Product in the Field in the Company Territory, to the extent the requested items are in ARS’s possession and for which ARS has the legal right to disclose and transfer. In the event that Regulatory Data of ARS may be incorporated or relied upon in the Regulatory Filing to obtain Regulatory Approvals for Commercialization of the Product in the Field in any region in the Company Territory, and ARS has been informed in writing of such Regulatory Data that may be so incorporated or relied upon, ARS shall, to the extent the requested items are in ARS’s possession and for which ARS has the legal right to disclose and transfer, promptly provide Company copies of any modification, correction and revision of such Regulatory Data to fulfill Company’s obligation in Regulatory Approval in the Company Territory. Company shall fully disclose to ARS all such Regulatory Data that has been incorporated into the Regulatory Filing.
4.4
Right of Reference.
(a)
To ARS. Company hereby grants to ARS the right of reference to all Regulatory Filings for the Product(s) in the Field submitted in the Company Territory by or on behalf of ARS or its Affiliates or Company or its Affiliates (and all data contained or referenced therein), including with respect to any Required Post-Approval Clinical Trial or Voluntary Post-Approval Clinical Trial, with the right to grant further rights of reference to ARS’s licensees and sublicensees with respect to the Product. ARS and its Affiliates (and any licensee to whom it may grant a further right of reference) may use the right of reference to such Regulatory Filings in the Field in the Company Territory solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of the Product(s) outside the Company Territory.
(b)
To Company. ARS hereby grants to Company the right of reference to all Regulatory Filings pertaining to the Product(s) in the Field submitted by or on behalf of ARS or its Affiliates (and all data contained or referenced therein), with the right to grant further rights of reference to

Sublicensees. Company and its Affiliates (and any Sublicensee to whom it may grant a further right of reference) may use such right of reference to ARS’s Regulatory Filings in the Field solely for the purpose of seeking, obtaining and maintaining the Regulatory Approval of the Product(s) in the Field in the Company Territory.
4.5
Adverse Event Reporting; Pharmacovigilance Agreement. As between the Parties: (a) ARS shall be responsible for the timely reporting of all quality issues, complaints and Safety Data relating to Products to the appropriate Regulatory Authorities outside the Company Territory and shall timely report to Company the content of the report made to the Regulatory Authorities; and (b) except as otherwise agreed in writing by the Parties, Company shall be responsible for the timely reporting of all quality issues, complaints and Safety Data relating to Products to the relevant Regulatory Authorities in the Company Territory, in each case in accordance with Applicable Laws of the relevant countries or jurisdictions and Regulatory Authorities. In addition, Company shall be responsible for responding to technical and medical questions from all sources in the Company Territory relating to the use and functioning of the Products, and, except as otherwise expressly provided in this Agreement, the Commercial Supply Agreement (or any quality agreement entered into between the Parties) will also serve as the batch release, product defect and recall contact in the Company Territory. The Parties shall cooperate with each other with respect to their respective pharmacovigilance responsibilities, and each Party shall be solely responsible for its costs relating to its respective pharmacovigilance responsibilities. The Parties shall negotiate in good faith and enter into, in timely manner and within [***] of the Effective Date, a mutually acceptable written pharmacovigilance agreement with respect to the Products, pursuant to which ARS shall hold and control the global safety database for the Products. Unless otherwise mutually agreed, such pharmacovigilance agreement shall cover the exchange of safety information and appropriate management of pharmacovigilance activities to fulfill all legal and regulatory requirements of Applicable Laws both inside and outside of the Company Territory. Among other things, the pharmacovigilance agreement will (i) contain provisions to ensure that safety information is exchanged according to a schedule that will permit each Party to comply with legal and regulatory requirements of Applicable Laws in its respective territory, (ii) establish a joint safety review team to oversee the Parties’ safety evaluation and risk management relationship, and (iii) provide processes and procedures for the resolution of any conflict or dispute with respect to pharmacovigilance and other safety matters.
5.
Commercialization
5.1
Commercialization; Diligence.
(a)
Commercialization. Company shall have the sole right to Commercialize Products in the Field in the Company Territory during the Term, in accordance with the terms and conditions of this Agreement, including with respect to (i) the Commercialization (including marketing) strategy; (ii) establishing Product pricing and reimbursement; (iii) receiving, accepting and filling Product orders; (iv) distribution of Product to customers; (v) controlling invoicing, order processing and collecting accounts receivable for Product sales; and (vi) recording Product sales in its books of account for sales. Company’s performance of Product Commercialization activities shall be at Company’s sole cost. Company shall perform all activities related to pricing strategy in Canada and Mexico in material accordance with the Commercialization Plan.
(b)
Commercial Diligence.
(i)
Following Regulatory Approval of (A) a Product for use in the [***], (B) a Product for use in the [***], or (C) a Product for use in any Future Indication, or with respect to each New Product adopted as a Product hereunder pursuant to Section 2.8(c) in any indication for which such New Product has obtained Regulatory Approval, following such adoption of such New Product hereunder, as applicable, in each Major Market, Company shall use Commercially Reasonable Efforts to market, promote and otherwise Commercialize such Product for such indication in such Major Market. Following Regulatory Approval of each such Product for such indication in the Field in each other jurisdiction within the Company Territory, Company shall evaluate in good faith whether to market, promote and otherwise Commercialize such Product for such indication in the Field in such other jurisdiction within the Company Territory.

(ii)
Without limiting the foregoing, Company shall use Commercially Reasonable Efforts to achieve [***] of a Product in (A) at least [***] and (B) in [***].
(iii)
The Parties acknowledge that failure by a Party to fulfill its obligations under this Agreement or the Commercial Supply Agreement may affect the other Party’s ability to, or the timelines in which the other Party will, fulfill its obligations under this Article 5 and may affect the resources and efforts that the other Party is obligated to expend in fulfilling such obligations consistent with Commercially Reasonable Efforts.
(c)
Detailing. Commencing on the commercial launch of a Product in a country, unless otherwise agreed by the Parties, until the [***] of [***] of a Product in such country in the Company Territory, in Detailing Products in the Field for the [***] in the Company Territory, the Company shall Detail such Products in the lead position relative to any injectable product that contains epinephrine; provided, however, that the Company may continue to Detail other products in the Field in the Company Territory in the secondary (or tertiary) position (subject to Company’s compliance with its obligations pursuant to Section 2.9).
(d)
Termination Effects. If Company is found to be in material breach of its obligation to use Commercially Reasonable Efforts under this Section 5.1 with respect to any Major Market, ARS acknowledges and agrees that [***].
5.2
Commercialization Plan, Budget and Forecast. No later than [***] after the Effective Date, Company shall submit to the JCC for review (and with respect to [***] approval of pricing strategy to the extent permitted by Applicable Law) a good faith, non-binding [***] plan for the Commercialization of Products in the Field in the Company Territory during the first [***] after First Commercial Sale in the Company Territory, which plan shall be reasonable in scope and detail and may be amended by Company in accordance with this Section 5.2 (the “Commercialization Plan”). Company shall consider in good faith any comments provided by ARS to the Commercialization Plan. The Commercialization Plan will include a description of significant anticipated activities and project timelines related to Commercialization of the Product in the Company Territory, including estimated commercial launch timelines for each country in the Company Territory, education strategy, messaging, branding and marketing strategy, training plans, sales force size and geographic prioritization, as well as a non-binding budget for anticipated Commercialization costs for each Calendar Year covered by the Commercialization Plan [***]. Company shall update the Commercialization Plan as a rolling [***] plan from time to time but at least [***] and shall promptly provide each such update and any material amendments to each Commercialization Plan to the JCC for review and [***]. Without limiting the provisions of this Section 5.2, through the JCC, Company shall regularly consult with and provide updates to ARS regarding Company’s Commercialization strategy for and Commercialization of Products in the Field in the Company Territory. Company shall be responsible for preparing annual commercial forecasts setting forth the projected monthly Net Sales of each Product in the Field in the Company Territory. The initial commercial forecast shall be submitted no later than [***] prior to the anticipated launch of the Product. All subsequent commercial forecasts shall be submitted annually for review.
5.3
Commercialization Reports. Company shall keep ARS reasonably informed of Company’s and its Affiliates’ and Sublicensees’ Commercialization activities with respect to the Product in the Field in the Company Territory. Without limiting the foregoing, Company shall update ARS at each regularly scheduled JCC meeting regarding Commercialization with respect to the Product in the Field in the Company Territory. On an indication-by-indication basis, at least [***] immediately following Regulatory Approval of a Product for such indication in the Field in the Company Territory, [***], Company shall provide a reasonably detailed update of Company’s, its Affiliates’ and Sublicensees’ significant Commercialization activities with respect to all Products in such indication in the Field in the Company Territory, covering subject matter at a level of detail reasonably required by ARS and sufficient to enable ARS to assess Company’s compliance with its diligence obligations pursuant to Section 5.1(b). Company shall provide such further information as reasonably requested by ARS and in Company’s possession or Control with respect to such Commercialization activities. In addition, on [***], within [***] after the end of each Calendar Quarter, Company shall submit to ARS a good faith non-binding email estimate of Net Sales of the Products in the Company Territory, on a country-by-country basis, during said period and on a Calendar Year-to-date basis.
5.4
Coordination of Commercialization Activities; Marketing Materials.
(a)
Coordination of Commercialization Activities. The Parties recognize that they may benefit from the coordination of certain branding, marketing and promotion activities in support of the Commercialization of the Product across their respective territories in accordance with Applicable Law. As such, the Parties may coordinate such activities where appropriate. If the Parties agree to jointly conduct any specific Commercialization activities for the benefit of the Product in the Parties’ respective territories, the Parties shall negotiate and agree in writing on the details of such activities, including allocation of responsibilities, budget and cost sharing.
(b)
Marketing Materials. In order to assist Company in preparing marketing and promotion materials to be used in connection with the Products in the Field in the Company Territory, upon Company’s request in preparation for launch in the Company Territory, ARS shall provide to Company copies of ARS’s marketing and promotion materials for the United States, and thereafter during the Term shall provide to Company annual updates to such materials (or more frequent updates if ARS desires for Company to consider such materials for the Company Territory). In order to ensure consistency across the territories, Company shall submit to ARS for review and approval [***] the initial template marketing and promotion materials to be used by Company in connection with the first launch of a Product in the Field in the Company Territory. If ARS does not respond to such submission within [***] thereof, such materials shall be deemed approved. For avoidance of doubt, Company shall not be required to seek such approval for country-specific modifications to such template materials for use in each country in the Company Territory.
5.5
Pricing and Reimbursement. Company shall use Commercially Reasonable Efforts to prepare, obtain, and maintain all necessary Pricing and Reimbursement Approvals for each Product in each of the Major Markets for which Marketing Authorization has been obtained in the Company Territory. Company shall have final decision-making authority to determine and establish the price and terms of sale (including any rebates or discounts) for each Product in the Field in the Company Territory; provided that [***]. Company shall advise the JCC of its proposed reimbursement pricing strategy for the Product in the Company Territory in advance of commencing discussions with Regulatory Authorities or parties involved in reimbursement decisions. Company shall consider in good faith any comments received from ARS with respect to proposed Pricing and Reimbursement Approval strategies and shall keep ARS informed on the status of any application for Pricing and Reimbursement Approval for the Product in the Company Territory, including any material discussion with Regulatory Authority with respect thereto.
5.6
Medical Affairs Activities in the Company Territory. Company shall have the sole right to conduct, at its sole cost and expense, Medical Affairs Activities with respect to the Products in the Field in the Company Territory, including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance and without limiting ARS’s rights to communication with such Persons necessary for its Development of the Products permitted under this Agreement), publications, congress presentations and posters, published manuscripts, activities performed in connection with patient registries and post-approval trials, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to Medical Affairs Activities. Company shall be responsible for collecting medical queries and direct them to ARS’s global call center, as necessary in accordance with and subject to the pharmacovigilance agreement entered into by the Parties pursuant to Section 4.5. Company shall conduct all such Medical Affairs Activities in accordance with Applicable Law and in coordination with ARS’s global Medical Affairs Activities. Company shall keep ARS informed on its Medical Affairs Activities for the Product through the JSC. Notwithstanding the foregoing, (a) ARS shall have the sole right to publish or present results or data arising from any Clinical Trial of any Product in the Company Territory sponsored or funded by ARS or its Affiliates, (b) with respect to any publications, presentations, posters, manuscripts, symposia, congresses, meetings or similar activities for which persons from outside the Company Territory may reasonably be expected to constitute a meaningful part of the audience, such activities shall be coordinated and mutually agreed by the Parties, and (c) ARS reserves the right to attend such agreed activities and communicate with key opinion leaders and other individuals or groups with respect to matters that may be applicable outside the Company Territory or its activities in the Company Territory.
5.7
No Diversion. Each Party hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and sublicensees shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Product, including via Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s territory or to any Third Party that such Party knows (or reasonably should know after due inquiry) has previously exported or is likely to export the Product to the other Party’s territory. Neither Party shall engage, nor permit its Affiliates and sublicensees to engage, in any advertising or promotional activities relating to any Product for use directed primarily to customers or other buyers or users of the Product located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory. If a Party or its Affiliates or its sublicensees receives any order for the Product from a prospective purchaser located in a country or jurisdiction in the other Party’s territory, such Party shall immediately refer that order to such order Party and shall not accept any such orders. Neither Party shall, nor permit its Affiliates and sublicensees to, deliver or tender (or cause to be delivered or tendered) any Product to any Third Party for use in or distribution into the other Party’s territory, except as expressly permitted under this Agreement. For the purpose of this Agreement, Company’s territory shall mean the Company Territory and ARS’s territory shall mean all countries and regions outside the Company Territory.
5.8
Post-Approval Clinical Trials.
(a)
Required Post-Approval Clinical Trials. With respect to any and all post-approval Clinical Trials for the Products in the Field in the Company Territory (“Post-Approval Clinical Trials”) (i) ARS shall be responsible for conducting Post-Approval Clinical Trials in the Field in the Company Territory [***] that are required by any Regulatory Authority as a condition of the Regulatory Approval in any jurisdiction within the Company Territory, including any such Clinical Trials required under any pediatric investigation plan for the Products in the Field approved by the applicable Regulatory Authority; and (ii) Company shall be responsible for conducting any other Post-Approval Clinical Trials for the Products in the Field in the Company Territory [***] that have been included within the risk management plan for the Products in the Field approved by the applicable Regulatory Authority or otherwise are required by the applicable Regulatory Authority (the Post-Approval Clinical Trials described in this Section 5.8(a)(i) and (ii), collectively, the “Required Post-Approval Clinical Trials”).
(b)
Voluntary Post-Approval Clinical Trials. Company may, with prior consent of the JSC pursuant to Section 3.1 (but subject to Section 5.8(c)) [***] elect to perform Post-Approval Clinical Trials for the Products in any Initial Indication or Future Indication in the Company Territory that are not required by any Regulatory Authority for the achievement or maintenance of Regulatory Approval for such Product in such indication the Company Territory (“Voluntary Post-Approval Clinical Trials”).
(c)
Discussion at JSC; Data Sharing. Prior to initiating any such Post-Approval Clinical Trial, the Parties shall discuss such Post-Approval Clinical Trial at the JSC and each Party shall consider in good faith any comments from the other Party with respect thereto. Each Party shall keep the other Party reasonably informed, through the JSC, other established subcommittee(s) and regular communication, of its continued Post-Approval Clinical Trials, itself or through its Affiliates and Sublicensees, of the Product in the Field in any territory that may reasonably affect the Development, Manufacturing or Commercialization of the Product in the Company Territory. In addition, each Party shall make available to the other Party such Regulatory Data arising from and information about its Post-Approval Clinical Trials with Products as may be reasonably requested by the other Party from time to time. Each Party shall promptly provide the other Party with copies of all Regulatory Data and all reasonably necessary or supporting documentation (e.g., protocols, case report forms, analysis plans) generated from or obtained in the course of such Post-Approval Clinical Trials. ARS, its Affiliates and ARS Collaborators shall have the right to use such Regulatory Data and information for the Development of Compositions and Products in or outside the Company Territory, and the Commercialization of Compositions and Products outside the

Company Territory and to disclose such information consistent with the terms and conditions of Article 12. Company, its Affiliates and its Sublicensees shall have the right to use such Regulatory Data and information received from ARS hereunder for the Development or Commercialization of Products in the Company Territory and to disclose such information consistent with the terms and conditions of Article 12.
6.
Manufacture and Supply
6.1
Commercial Supply.
(a)
Commercial Supply Agreement. Subject to Section 6.3, ARS (either itself or through its Affiliate or CMO) shall Manufacture and supply, and Company shall have the right to purchase from ARS, all of Company’s and its Affiliates’ and Sublicensees’ requirements for all Products and Trainers for use in the Company Territory. ARS shall Manufacture and supply, and Company shall purchase, such Products and Trainers pursuant to that separate commercial supply agreement entered into between the Parties on even date herewith (the “Commercial Supply Agreement”), along with a quality agreement to be negotiated in good faith by the Parties as required pursuant to the Commercial Supply Agreement, reasonably in advance of anticipated First Commercial Sale of Product in the Company Territory. [***] (the “Requirements Commitment”).
(b)
Packaging and Release Responsibilities. Notwithstanding any other provision of this Agreement, unless otherwise agreed by the Parties in accordance with Section 6.3 or in the Commercial Supply Agreement, (i) [***] and (ii) [***], in each case ((i) and (ii)) in compliance with all Applicable Laws related thereto, including all quality related obligations and any incremental Manufacturing validations required of such Party by local Governmental Authorities in the Company Territory. Notwithstanding the foregoing, with regard to release of Products and Trainers, ARS will reasonably cooperate with Company in good faith to facilitate an agreement between Company and ARS’s existing CMO for release in the Company Territory to ensure that Company will have a timely arrangement with such CMO to support Commercialization activities. The Parties expect that initially all (A) [***] and (B) [***]. At the Company’s request, the Parties shall cooperate in good faith to enable Company to [***], in which event [***].
6.2
Information on Manufacture. To the extent ARS, itself or through any Affiliate or CMO, supplies Product or Trainers to Company for Commercialization under this Agreement, ARS shall make available to Company all information within the ARS Know-How that is necessary for Company to maintain or obtain Regulatory Approval for the Product (and, as applicable, such Trainers), to enable Company to maintain or obtain the Regulatory Approval in the Company Territory. ARS shall provide, or require that its CMOs provide, Company access to and the right to use the applicable Drug Master File, to the extent that such information is necessary for the Commercialization of Products (and, as applicable, Trainers) in the Field for the Company Territory, including the preparation and filing of NDAs for a Product with the applicable Regulatory Authorities in the Company Territory, in accordance with this Agreement. Company shall reimburse all reasonable internal costs calculated at the FTE Rate and out-of-pocket costs incurred by ARS to conduct such activities under this Section 6.2.
6.3
Company’s Manufacturing and Transition. At any time during the Term, without limitation to Section 6.2, Company may elect to assume responsibility for all or any portion of Manufacturing and supply of any Product(s) or Trainer(s) for its and its Affiliates and Sublicensees’ use in the Field in the Company Territory; provided, however, that unless otherwise agreed by the Parties, (a) Company shall continue to purchase from ARS amounts required to satisfy its Requirements Commitment with respect to each Product, if then applicable; (b) Company shall notify ARS in writing at least [***] prior to its anticipated adoption of such Manufacturing and supply responsibility; (c) ARS shall have the right to reasonably evaluate the Manufacturing capabilities and plan of Company and Company shall consider in good faith any comments of ARS thereon; (d) Company shall keep ARS reasonably informed of its progress in establishing such Manufacturing and supply; (e) Company at its sole expense shall assume and be responsible for ARS’s obligations under any agreement with any Third Party (including any CMO), with respect to the Manufacture or supply of such Products, including for avoidance of doubt any components or active ingredients thereof; (f) such transfer shall be subject to the terms and conditions of any such agreements described in the foregoing clause (e) and any required Third Party consents with respect thereto shall be obtained at Company’s sole expense; (g) Company and its CMOs shall comply with the terms of the applicable Marketing Authorization with respect to Manufacturing such Product and Trainers; and (h) Company’s assumption of responsibility for Manufacture and supply shall not take effect unless and until the foregoing conditions have been met. Upon ARS’s receipt of such notice and satisfaction of the conditions in the proviso of the preceding sentence, ARS and Company will in good faith prepare and agree on a schedule and plan (including Manufacturing technology transfer expenses, which will be borne solely by Company) pursuant to which Company (directly or through its Affiliate or CMOs) at its sole expense will assume such Product (or Trainer) Manufacturing activities for the Company Territory. ARS will reasonably cooperate with Company in good faith to, at Company’s election, (i) facilitate an agreement between Company and ARS’s existing vendor(s) for supply of Excipients or (ii) enable Company to purchase Excipients from ARS’s existing vendor(s) under ARS’s agreement with such vendor or from ARS directly, in each case subject to any capacity commitments of ARS under such agreements. For clarity, in case Company assumes full responsibility for the Manufacturing and supplying of Product (or Trainers) as described in this Section 6.3, other than pursuant to clause (ii) above, ARS shall have the right to refuse (acting reasonably) Company the right to use the CMO (including the CMO for the manufacturing of the starting material) that is the same as the one ARS used to Manufacture Product (or Trainers, as applicable).
6.4
Technical Transfer. If Company desires to assume responsibility for all or any portion of Manufacturing and supply of any Product(s) for its and its Affiliates and Sublicensees’ use in the Field in the Company Territory pursuant to Section 6.3, then upon reasonable written request from Company and at Company’s expense, ARS shall reasonably cooperate with Company or its designated Product (or Trainer) manufacturer(s), and provide Company or its designated Product (or Trainer) manufacturer(s), with technical assistance, and with ARS Know-How for Manufacturing, that is necessary in order to enable Company to use such ARS Technology to Manufacture and produce the Composition and Product (and Trainers), in each case in accordance with the schedule and plan mutually agreed by the Parties pursuant to Section 6.3 (such activities, the “Technical Transfer”); provided, however, that any such Technical Transfer shall not be initiated any earlier than [***] following the Effective Date. In addition, ARS shall provide, and shall use commercially reasonable efforts to cause its Third Party manufacturers to provide, such other assistance as Company (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable Company (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing process and otherwise to Manufacture the Composition and Products (and Trainers). Unless the Parties mutually agree on a fixed fee for such transfer assistance, Company shall reimburse all reasonable internal costs calculated at the FTE Rate and out-of-pocket costs incurred by ARS to conduct such activities under this Section 6.4.
6.5
Manufacturing Leads. Each Party shall appoint a person who shall oversee contact between the Parties for all matters pertaining to Manufacture of the Products in the Field in the Company Territory (the “Manufacturing Lead”). Each Manufacturing Lead shall be responsible for coordinating Manufacturing between the Parties on a day-to-day basis throughout the Term for so long as ARS is Manufacturing Product for Company pursuant to Article 6. For the avoidance of doubt, the Manufacturing Leads shall not have final decision-making authority with respect to any matter under this Agreement.
7.
Fees and Payments
7.1
Definitive Agreement Upfront Payment. Company shall make a one-time, non-refundable, non-creditable payment to ARS of One Hundred Forty-Five Million Dollars ($145 million) within five (5) Business Days after the Effective Date.
7.2
Milestone Payments.
(a)
Regulatory and Commercial Milestone Payments.
(i)
Company shall notify ARS within [***] after the first achievement of each Milestone Event set forth below (whether by or on behalf of Company or any of its Affiliates or Sublicensees) or, in the event any such Milestone Event is achieved by or on behalf of ARS or its Affiliates or other licensees, ARS shall notify Company within [***] after achievement of such Milestone Event. Concurrent with or following ARS’s receipt of such written notice from the Company, or ARS’s issuance of such written notice, as applicable, ARS will invoice Company for the applicable Milestone Payment corresponding to such Milestone Event as shown below. Within [***] after Company’s receipt of such invoice, Company shall pay to ARS the corresponding non-refundable, non-creditable Milestone Payment set forth below.

Regulatory and Commercialization Milestone Events	Milestone Payments
[***]	[***]
[***]	[***]
[***]	[***]

(ii)
For clarity, the Milestone Payments set forth in this Section 7.2(a) shall be payable only once, upon the first achievement of the Milestone Event for the first Product in the Field in the Company Territory to achieve the Milestone Event, and no amounts shall be due for subsequent or repeated achievements of such Milestone Event, whether for the same or a different Product. Therefore, the maximum total amount payable under this Section 7.2(a) is [***]. Notwithstanding the foregoing, Company’s failure to notify ARS or ARS’s failure to notify Company in accordance with this Section 7.2(a) shall not relieve it of its obligation to make payments set above.
(b)
Aggregate Annual Net Sales Milestone Events and Milestone Payments.
(i)
Within [***] after the end of each Calendar Year in which Aggregate Annual Net Sales of all Products in the aggregate first reach any threshold indicated in the “Aggregate Annual Net Sales Milestone Events” column listed below, Company shall notify ARS of the achievement of the corresponding non-refundable, non-creditable Milestone Payment set forth below:

	Aggregate Annual Net Sales Milestone Events	Milestone Payments
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]
9.	[***]	[***]
10.	[***]	[***]

(ii)
Following ARS’s receipt of such written notice, ARS will invoice Company for the applicable Milestone Payment and Company will make the appropriate Milestone Payment, within [***] after receipt of such invoice. For clarity, Milestone Payments corresponding to each Aggregate Annual Net Sales Milestone Event set forth in this Section 7.2(b) shall be payable only once, for the first achievement of the applicable Aggregate Annual Net Sales Milestone Event (and no amounts shall be due for subsequent or repeated achievements of any such Aggregate Annual Net Sales Milestone Event). If more than one (1) Aggregate Annual Net Sales Milestone Event set forth in this Section 7.2(b) is achieved in the same Calendar Year, Company shall pay to ARS the corresponding Milestone Payment for the first such Aggregate Annual Net Sales Milestone Event to be achieved, and shall carry forward payment for any other Aggregate Annual Net Sales Milestone Events that had been achieved in such Calendar Year, to subsequent Calendar Years; provided, however, that Company shall make a maximum of one (1) Milestone Payment in any Calendar Year for any Aggregate Annual Net Sales Milestone Event(s), regardless of the Calendar Year in which achieved. For clarity, Company shall carry forward all such incurred payments until Company has paid to ARS the corresponding Milestone Payment for the first achievement of each applicable Aggregate Annual Net Sales Milestone Event that has been achieved. If any carried forward Milestone Payments are not yet paid as of the date of expiration or termination of this Agreement, Company shall make all such Milestone Payments to ARS within [***] after the date of expiration or termination of this Agreement.

[***].

(iii)
Notwithstanding the foregoing, if ARS does not obtain Regulatory Approval for a Product for the [***] in the Field in [***] by [***], then the Milestone Payment for each of the Aggregate Annual Net Sales Milestone Events #1, #2, #3 and #4 (that is, [***] in total) shall not be payable.
(iv)
The maximum total amount payable under this Section 7.2(b) is [***]. Notwithstanding the foregoing, Company’s failure to notify ARS in accordance with this Section 7.2(b) shall not relieve it of its obligation to make payments set above.
7.3
Royalties.
(a)
Royalty Rate. Subject to the terms and conditions of this Agreement, commencing upon the First Commercial Sale of a Product in the Company Territory, for [***], Company shall pay ARS the royalties at the rate set forth below on aggregate annual Net Sales of all Products in a given Calendar Year during the Royalty Term in all countries in the Company Territory (“Aggregate Annual Net Sales”), as such royalty amounts are calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of the portion of Aggregate Annual Net Sales within each royalty rate tier in such Calendar Year.

Aggregate Annual Net Sales in the Company Territory (Tier)	Royalty Rate
[***]	[***]
[***]	[***]

Each royalty rate set forth in the table above will apply only to that portion of the Aggregate Annual Net Sales of Products in the Company Territory during a given Calendar Year that falls within the indicated portion. For example, if there is $[***] in Aggregate Annual Net Sales of the Product in the Company Territory in a given Calendar Year, then Company would owe a royalty payment of [***]. No multiple royalties will be payable under this Section 7.3 regardless of the number of Valid Claims in any ARS Patent Covering a Product. For clarity, royalties shall be payable only once with respect to the same unit of Product.

(b)
Royalty Term. Company’s obligations to pay royalties pursuant to this Section 7.3 shall continue, on a Product-by-Product and country-by-country basis in the Company Territory, until the latest of [***].
(c)
Royalty Reductions. Notwithstanding Section 7.3(a) or (b):
(i)
No Valid Claim; Expiration of Regulatory Exclusivity. On a Product-by-Product and country-by-country basis in the Company Territory, from and after the date on which (A) such Product is not Covered by a Valid Claim of an ARS Patent in such country in the Company Territory during the Royalty Term for such Product in such country, and (B) the Regulatory Exclusivity for such Product in such country has expired, the royalty rates for such Product as set forth in Section 7.3(a) shall be reduced by [***] with respect to such country for the remainder of the Royalty Term;
(ii)
Generic Competition. On a Product-by-Product and country-by-country basis in the Company Territory, if a Generic Product is sold in such country in any Calendar Quarter during the applicable Royalty Term and (A) the unit volume of Generic Product(s) sold in such region in such Calendar Quarter is [***] of the total unit volume of Generic Product(s) plus unit volume of such Product sold by Company, its Affiliates and Sublicensees in such country in such Calendar Quarter, then the royalty payment payable to ARS with respect to such Product in such country during such Calendar Quarter shall be reduced by [***], (B) the unit volume of Generic Product(s) sold in such region in such Calendar Quarter is [***] of the total unit volume of Generic Product(s) plus unit volume of such Product sold by Company, its Affiliates and Sublicensees in such country in such Calendar Quarter, then the royalty payment payable to ARS with respect to such Product in such country during such Calendar Quarter shall be reduced by [***], or (C) the unit volume of Generic Product(s) sold in such region in such Calendar Quarter is at least [***] of the total unit volume of Generic Product(s) plus unit volume of such Product sold by Company, its Affiliates and Sublicensees in such country in such Calendar Quarter, then the royalty payment payable to ARS with respect to such Product in such country during such Calendar Quarter shall be reduced by [***] for the remainder of the Royalty Term. Unless otherwise agreed by the Parties, the unit volumes of Generic Product(s) sold during a Calendar Quarter shall be as reported by IQVIA Inc. of Durham, North Carolina (“IQVIA”) or any successor to IQVIA or any other independent sales auditing firm reasonably agreed upon by the Parties;
(iii)
Third Party Licenses. In the event that (A) Company or any of its Affiliates enters into an agreement with a Third Party pursuant to which it obtains a license under [***] or (B) [***], [***]; and
(iv)
Compulsory Licenses. If a court or a Governmental Authority of competent jurisdiction exercises march-in rights or otherwise requires Company or any of its Affiliates or its Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Product in a country in the Company Territory, then the royalty rates for such Product set forth in Section 7.3(a) with respect to such country in the Company Territory shall be reduced to [***].
(d)
Royalty Floor. Notwithstanding the foregoing, the operation of Section 7.3(c)(i)–7.3(c)(iv) individually or in combination shall not reduce the royalties that would otherwise have been due under Section 7.3(a) with respect to Net Sales of any Product during any Calendar Quarter by more than [***] (“Royalty Floor”); provided that [***].
8.
Payment; Records; Audits
8.1
Royalty Reports. Following the First Commercial Sale of a Product for which royalties are due pursuant to Section 7.3, and continuing for so long as royalties are due hereunder:
(a)
Company shall, within [***] after the end of each [***], provide ARS with a good faith estimate of the Net Sales of the Products in the Company Territory for such [***] and on a [***] basis.

(b)
Company shall, within [***] after the end of each [***], provide ARS with a royalty report (in a template agreed to by the Parties) showing: [***].
8.2
Royalty Payment. After the receipt of each royalty report provided by Company under Section 8.1(b) above, ARS shall promptly issue to Company an invoice for the amount of royalty payments set forth therein. Company shall pay to ARS the royalties for each [***] within [***] after the receipt of the invoice from ARS. If no royalty is due for any [***] following commencement of the reporting obligation, ARS shall so report.
8.3
FTE Costs. Each Party shall record and account for its FTE effort with respect to each Product to the extent that such FTE efforts are included in amounts to be reimbursed by the other Party hereunder, and shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party unless otherwise agreed. Without limitation, and notwithstanding anything else in this Agreement, work related to any of the following efforts shall not be subject to reimbursement by either Party: [***].
8.4
Other Invoiced Amounts. Except as otherwise provided herein, if either Party (the “Invoicing Party”) is owed amounts by the other Party (the “Invoiced Party”) pursuant to this Agreement, including amounts reimbursable or otherwise owed pursuant to Articles 4 or 9, the Invoicing Party shall have the right to invoice the Invoiced Party for such amounts once per Calendar Quarter, which invoiced amounts shall be payable by the Invoiced Party within [***] after its receipt of such invoice.
8.5
Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. All references to “EUR” herein shall refer to Euros. All payments hereunder shall be payable in U.S. dollars unless otherwise expressly stated. When conversion of payments from any currency other than U.S. dollars is required, the Parties shall use the average rate of exchange for U.S. dollars prevailing on the last day of the applicable Calendar Quarter, unless otherwise agreed upon in writing by the Parties, as provided by the European Central Bank. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by ARS, unless otherwise specified in writing by ARS.
8.6
Taxes.
(a)
Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to any payments under this Agreement and that they shall use commercially reasonable efforts to cooperate and coordinate with each other to achieve such objective and intent. The Parties shall cooperate to help ARS obtain benefits under any applicable tax treaty or other Applicable Laws, including the reduction or exemption from any withholding tax and the procurement of any available refunds of taxes withheld in respect of any payment by Company to ARS hereunder. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of any taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such tax.
(b)
Withholding Tax. The Parties agree that, as of the Effective Date, no withholding is required on payments by Company to ARS under this Agreement provided that (i) ARS provides Company with an Internal Revenue Service Form 6166, Certification of U.S. Residency and any other documentation reasonably requested by Company that establishes that ARS is eligible for the benefits of the income tax treaty between the Kingdom of Denmark and United States of America as in effect as of the Effective Date (the “Treaty”) and (ii) the payments constitute “royalties,” “capital gains,” “business profits,” “interest” or “other income” within the meaning of the Treaty that are not attributable to a permanent establishment of ARS in Denmark (as defined in the Treaty) or any other permanent establishment in a country outside the United States. If any taxes are required to be withheld by Company from any payment made to ARS under this Agreement, prior to making such payment, Company shall (A) provide ARS with at least [***] advance written notice of the intention to make such deduction or withholding, (B) inform ARS in writing of any Tax Withholding Documents that to the Company’s knowledge would reduce or eliminate such withholding, (C) provide ARS a reasonable opportunity to provide such Tax Withholding Documents, and (D) use commercially reasonable efforts to cooperate with any reasonable request from ARS to obtain any reduction of or exemption from such withholding of taxes. In the event the Company is required under Applicable Laws to withhold taxes from any payment to ARS despite the cooperation of the Parties, any amount so withheld by the Company shall be treated as paid to ARS hereunder and Company shall promptly pay the taxes so withheld to the proper taxing authority. Company shall use reasonable efforts to obtain and promptly furnish to ARS a copy of proof of such withholding and remittance. For the avoidance of doubt, any amount so withheld by the Company and remitted to the proper taxing authority in accordance with Applicable Laws shall be treated as paid to ARS hereunder. Notwithstanding the foregoing, the Parties acknowledge and agree that if the Company (or its assignee pursuant to Section 15.5(a)) is required by Applicable Law to withhold taxes in respect of any payment due to ARS under this Agreement, and if such withholding obligation arises or is increased solely as a result of any action by Company or its Affiliates after the Effective Date, including, without limitation, assignment of this Agreement by the Company as permitted under Section 15.5(a), fulfillment of its rights or obligations under this Agreement by an Affiliate, payments arise or are deemed to arise through a branch of Company or a Change of Control of the Company (each, a “Withholding Tax Action”), then, notwithstanding anything to the contrary herein, any such payment to ARS shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings (including any withholdings on additional amounts), ARS (or its assignee pursuant to Section 15.5(a)) receives an amount equal to the sum it would have received had no such Withholding Tax Action occurred.
(c)
Indirect Taxes. Company or its Affiliates shall be solely responsible for any Indirect Taxes due for import of the Products into, or Manufacturing, sale, resale, distribution of Products in or any other activities of Company concerning the Product within, the Company Territory. Notwithstanding anything to the contrary herein, all payments to be made pursuant to the terms of this Agreement, are stated exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of such payments, Company shall pay such Indirect Taxes at the applicable rate following the receipt where applicable of an Indirect Taxes invoice. Each Party shall issue valid invoices for all amounts payable under this Agreement consistent with all Applicable Laws and irrespective of whether such amounts may be netted for settlement purposes.
8.7
Records; Audit for Payments and Costs. Each Party shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of all payments due hereunder and, in the case of ARS, to permit Company to confirm the accuracy of all invoices issued by ARS or its Affiliates under Sections 2.11(b), 4.2(j), 6.2 and 6.4. Such records shall be kept for such period of time required by Applicable Laws, but no less than [***] following the end of the Calendar Year to which they pertain. Each Party shall have the right to cause an independent, international, certified public accounting firm reasonably acceptable to the other Party to audit such records to confirm the accuracy of payments (or of invoices, as applicable) for a period covering not more than [***] following the Calendar Year containing the Calendar Quarter to which they pertain. Such audits may be exercised during normal business hours upon [***] prior written notice to the other Party, but in no event more than [***] in [***]. Prompt adjustments shall be made by the Parties to reflect the results of such audit. [***] shall bear the cost of such audit unless such audit discloses (a), in the case of Company as the audited Party, an underpayment by Company of more than [***] of the amount of payments due to ARS under this Agreement for any applicable Calendar Quarter, in which case, Company shall bear the cost of such audit and shall promptly remit to ARS the amount of any underpayment plus such audit costs plus interest (as set forth in Section 8.8 below) from the original due date; or (b) in the case of ARS as the audited Party, an overpayment by Company of more than [***] of the amount of payments actually due under this Agreement, in which case, ARS shall bear the cost of such audit, and ARS shall promptly remit to Company the amount of any overpayment plus such audit costs. In the case of Company as the audited Party, any overpayment by Company revealed by an audit shall be credited against future payments owed by Company to ARS (and if no further payments are due, shall be refunded by ARS at the request of Company). In the case of ARS as the audited Party, Company shall promptly remit to ARS any overpayment by ARS revealed by an audit.

8.8
Late Payments. In the event that any payment due under this Agreement is not paid when due in accordance with the applicable provisions of this Agreement, the payment shall accrue interest from the date due at the annual rate of [***] above the fixed rate tender rate (as published by the European Central Bank) on the first day of such Calendar Quarter in which such payments are overdue, calculated based on the number of days such payment is late; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate permissible under Applicable Laws. The payment of such interest shall not limit the Party entitled to receive payment from exercising any other rights and/or remedies it may have as a consequence of the lateness of any payment.
9.
Intellectual Property
9.1
Ownership.
(a)
ARS Technology; Company Technology. The Parties acknowledge and agree that, as between the Parties, and subject to Section 9.1(b) with respect to any Joint Inventions or Joint Patents, all right, title and interest in and to any ARS Technology shall be owned solely by ARS, and all right, title and interest in and to any Company Technology shall be owned solely by Company.
(b)
Ownership by Inventorship. Subject to Section 9.1(c), ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States Patent laws, such that (i) each Party shall solely own any Inventions made solely by it or its Affiliates’ or their respective employees, agents, contractors and representatives, and (ii) the Parties shall jointly own any Inventions that are made jointly by Company, its Affiliates or Sublicensees or their respective employees, agents, contractors and representatives on one hand and ARS, its Affiliates or other licensees (other than Company) and their respective employees, agents, contractors and representatives on the other hand (“Joint Inventions”). All Patents hereunder claiming Joint Inventions shall be referred to herein as “Joint Patents.” Each Party shall own an undivided equal interest in the Joint Inventions and Joint Patents. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement or Section 2.9, each Party shall be entitled to practice, license, assign, and otherwise exploit the Joint Inventions and Joint Patents without the duty of accounting or seeking consent from the other Party. Each Party shall promptly disclose all Joint Inventions to the other Party.
(c)
New IP. Notwithstanding anything to the contrary herein, all right, title, and interest in and to any Inventions made, developed, conceived or reduced to practice by Company, its Affiliates or Sublicensees or their respective employees, agents, contractors and representatives (whether solely or jointly with ARS or its Affiliates and their employees, agents, contractors and representatives) that [***] (collectively, the “New IP”) shall be owned solely by ARS. In connection with the foregoing: (i) Company shall promptly disclose in writing to ARS all New IP, (ii) Company hereby does, and shall cause its Affiliates and Sublicensees and its and their employees, agents, contractors and representatives to, assign and transfer to ARS all right, title, and interest in and to such New IP and agrees to take (and cause its Affiliates, Sublicensees and their employees, agents, contractors and representatives to take) all further acts reasonably required to evidence such assignment and transfer to ARS; and (iii) such New IP shall constitute ARS Know-How or ARS Patents, as applicable and to the extent otherwise qualifying as such, for purposes of this Agreement. Company shall obligate its Affiliates and Sublicensees and its and their employees, agents, contractors and representatives to assign all right, title and interest in and to New IP to Company (or directly to ARS) so that Company can comply with its obligations hereunder, and Company shall promptly obtain such assignment.
9.2
Patent Prosecution and Maintenance.
(a)
ARS Patents. ARS shall have the first right, but not the obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and re-examinations) and maintenance of all ARS Patents and all Joint Patents within the Company Territory (“ARS Prosecuted Patents”) [***]. Company shall, upon request of ARS, provide ARS with all reasonable assistance and cooperation in connection therewith. ARS shall keep Company reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of ARS Prosecuted Patents, including content, timing and jurisdiction of the filing of such ARS Prosecuted Patents in the Company Territory. Should ARS inform Company by written notice of its intent to abandon or cease prosecution or maintenance of any such ARS Prosecuted Patent in any country in the Company Territory, or in the case of any Joint Patent, its intent not to file for Patent protection (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such ARS Prosecuted Patent in the relevant patent office) (“Discontinued ARS Patent”), Company shall, upon written notice to ARS provided no later than [***] after such notice from ARS, have the right, but not the obligation [***] to file, prosecute and/or maintain such Discontinued ARS Patent in such country [***] in the name of and on behalf of ARS (or in the case of a Joint Patent, in the name of and on behalf of the Parties). In such case, Company shall keep ARS regularly and reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of each of such Discontinued ARS Patents, including content, timing and jurisdiction of the filing of such Discontinued ARS Patents, and shall consult with, and consider in good faith the requests and suggestions of, ARS with respect to strategies for filing and prosecuting such Discontinued ARS Patents (particularly to avoid prosecution inconsistencies with ARS Patents in the Company Territory that ARS has not abandoned and corresponding Patents of ARS outside the Company Territory). If Company does not provide such election within such [***] after such notice from ARS, ARS may, in its sole discretion, continue prosecution and maintenance of such ARS Patent or discontinue prosecution and maintenance of such ARS Patent.
(b)
Company Patents. Company shall have the first right, as between ARS and Company, but not obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and re-examinations) and maintenance of all Company Patents worldwide [***]. In the event that Company desires to abandon or cease prosecution or maintenance of any Company Patent in any country (“Discontinued Company Patent”), Company shall provide reasonable prior written notice to ARS of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Company Patent in the relevant patent office). In such case, upon ARS’s written election provided to Company no later than [***] after such notice from Company, ARS shall have the right to assume prosecution and maintenance of such Discontinued Company Patent [***], in the name of and on behalf of Company. In such case, ARS shall keep Company regularly and reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of each of such Discontinued Company Patents, including content, timing and jurisdiction of the filing of such Discontinued Company Patents, and shall consult with, and consider in good faith the requests and suggestions of, Company with respect to strategies for filing and prosecuting such Discontinued Company Patents (particularly to avoid prosecution inconsistencies with Company Patents that Company has not abandoned). If ARS does not provide such election within such [***] after such notice from Company, Company may, in its sole discretion, continue prosecution and maintenance of such Company Patent or discontinue prosecution and maintenance of such Company Patent.
(c)
Joint Patents Outside the Company Territory. ARS shall have the sole decision-making authority [***] over the prosecution and maintenance of Joint Patents outside the Company Territory.
(d)
Cooperation of the Parties. Each Party agrees to cooperate reasonably in the preparation, filing, prosecution and maintenance of Patents under Section 9.2 and in the obtaining and maintenance of any extensions, supplementary protection certificates and their equivalent with respect thereto respectively [***]. Such cooperation includes in the case of Joint Patents executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, reasonably requested by the other Party so as enable the other Party to apply for and to prosecute Joint Patent applications in any country as permitted by Section 9.2.
9.3
Infringement by Third Parties.
(a)
Notice. Each Party shall notify the other Party in writing within [***] of becoming aware of any infringement or threatened infringement by a Third Party of any ARS Patent, Joint Patent or Company Patent or any declaratory judgment, certification filed with a Regulatory Authority or similar action alleging the invalidity, unenforceability or non-infringement of any ARS Patent, Joint Patent or Company

Patent (collectively “Infringement”) in the case of any ARS Patent or Company Patent, in the Company Territory and in the case of any Joint Patent, worldwide. Any such notice shall include evidence to support an allegation of Infringement or threatened Infringement, or declaratory judgment or equivalent action, filed by such Third Party.
(b)
Enforcement.
(i)
Product Infringement. Company shall have the first right, but not the obligation, to bring and control any action or proceeding with respect to Infringement (A) of the [***] or (B) of the [***] ((A) and (B) collectively, a “Product Infringement”) [***]. In such case, ARS’s counsel will reasonably cooperate with Company and its counsel in strategizing, preparing and prosecuting any such action or proceeding in the Company Territory. If ARS becomes a party to such action in the Company Territory, ARS shall have the right [***] to be represented in any such action, by counsel of ARS’s own choice, and Company and its counsel will reasonably cooperate with ARS and its counsel in strategizing, preparing and prosecuting any such action or proceeding in the Company Territory. If Company fails to bring an action or proceeding with respect to a Product Infringement within (1) [***] following receipt or delivery (as applicable) of the notice of alleged Infringement or (2) [***] before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, or discontinues the prosecution of any such action after filing without abating such Product Infringement, then following a discussion with ARS regarding the reasons why Company did not bring such action or proceeding, which reasons ARS shall consider in good faith, ARS shall have the right, but not the obligation, to bring and control such action or proceeding to enforce or defend ARS Patents, Company Patents and Joint Patents against the Product Infringement in the Company Territory [***], and Company shall have the right [***] to be represented in any such action or proceeding by counsel of its own choice. ARS and its counsel will reasonably cooperate with Company and its counsel in strategizing, preparing and prosecuting any such action or proceeding in the Company Territory, and with respect to any such action or proceeding with respect to any Joint Patent or Company Patent outside the Company Territory.
(ii)
Notwithstanding the foregoing provisions of Section 9.3(b)(i), if Company does not have the right or standing to bring or control an action or proceeding to enforce or defend one or more ARS Patents with respect to a Product Infringement [***] then Company may request that ARS bring and maintain an action or proceeding to enforce or defend such ARS Patent(s) with respect to such Product Infringement, and ARS shall consider such request in good faith.
(iii)
Other Infringement. ARS shall have the sole right, but not the obligation, to bring and control any action or proceeding to enforce or defend against any Infringement of the ARS Patents or Joint Patents that is not a Product Infringement [***] and shall be entitled to retain all recoveries therefrom.
(c)
Cooperation. In the event a Party brings an action in accordance with Section 9.3(b)(i) or Section 9.3(b)(ii), the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Laws to pursue such action [***]. The enforcing Party shall keep the non-enforcing Party reasonably informed of the status of any action it brought in connection with such Product Infringement. The non-enforcing Party shall be entitled to attend any substantive meetings, hearings, or other proceedings related to any such action pursued by the enforcing Party. The enforcing Party shall provide the non-enforcing Party with copies of all pleadings and other documents to be filed with the court reasonably in advance and shall consider in good faith reasonable and timely input from the non-enforcing Party during the course of the action.
(d)
Recovery. Except as otherwise agreed by the Parties in writing, any recovery or damages realized as a result of such action or proceeding with respect to Product Infringement pursuant to Section 9.3(b) shall be [***].
9.4
Infringement of Third Party Rights. Each Party shall promptly notify the other Party in writing of any allegation by a Third Party that [***] (each an “Infringement Claim”). The notice shall set forth the facts of the Infringement Claim in reasonable detail, to the extent such notifying Party has the right to disclose them. Company shall have the first right to control any defense of any such Infringement Claim [***] and ARS shall have the right [***] to be represented in any such action by counsel of its own choice. If Company fails to defend against such Infringement Claim action, or notifies ARS that it does not intend to defend against such Infringement Claim action, within (a) [***] following the notice of alleged Infringement or (b) [***] before the time limit, if any, set forth in Applicable Laws for the response to such action, whichever comes first, or discontinues the defense of any such action after responding (or, if such time limit is fewer than [***] following the notice of alleged infringement, by such date as the burden of such short response period is not allocated inequitably between the Parties), ARS shall have the right, but not the obligation, to defend any such Infringement Claim action [***], and Company shall have the right [***] to be represented in any such action by counsel of its own choice.
9.5
Consent for Settlement. Neither Party shall unilaterally enter into any settlement or compromise of any action or proceeding in the Company Territory under this Article 9 that [***].
9.6
ARS Controlled Patents Outside the Company Territory. For clarity, ARS reserves all rights to prepare, file, prosecute (including any interferences, reissue proceedings and re-examinations), maintain, defend and enforce all Patents Controlled by ARS outside the Company Territory. In the event that ARS becomes aware of any infringement or threatened infringement by a Third Party of any such Patent outside the Company Territory, or any declaratory judgment, post-grant challenge or equivalent action challenging any such Patent in connection with any such infringement outside the Company Territory, or any settlement or finding of non-infringement, invalidity or non-enforceability in connection with the foregoing [***].
9.7
In-Licensed Patents. Each Party’s rights under this Article 9 with respect to the prosecution and enforcement of any ARS Patent that is in-licensed by ARS pursuant to an ARS Third Party License shall be subject to the rights retained by the applicable licensor with respect to the prosecution, maintenance, enforcement and defense of such Patent. To the extent that pursuant to any ARS Third Party License any consent or cooperation of any Third Party (including any joinder as a party plaintiff in any Infringement) is reasonably required for Company to exercise or receive the benefit of any of its rights under this Article 9, as requested by Company, ARS will use reasonable good faith efforts to obtain such consent or cooperation from such Third Party, as applicable.
9.8
Patent Marking. To the extent required under Applicable Laws, Company shall, and shall cause its Affiliates or Sublicensees to, mark the Product Commercialized by Company or its Affiliates or Sublicensees hereunder in accordance with all Applicable Laws relating to Patent marking.
9.9
License Registration. From and after the Effective Date, ARS shall, at Company’s request and sole cost, as soon as reasonably practicable, enter into confirmatory license agreements in such form as may be reasonably requested in writing by the Company for purposes of recording or registering the license granted to the Company pursuant to Section 2.1, as applicable, with the patent or trademark offices or other registries in the Company Territory and execute all necessary documents for the perfection of such recordings and registrations, and cooperate in the filing of such recordings and registrations. The Parties agree that, notwithstanding the signing of such confirmatory license agreements, this Agreement shall remain in full force and effect and that in the event there is any inconsistencies between this Agreement and any of the confirmatory license agreements, this Agreement shall control.
9.10
Patent Listings and Extensions. As between the Parties, [***] shall have the sole right to make filings with Regulatory Authorities with respect to any Product in the Field [***] with respect to any [***], including under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83. The Parties shall discuss in good faith such filings [***], and [***] shall consider in good faith [***]’s comments with respect thereto. [***] shall cooperate with [***] reasonable requests in connection with such filings. As between the Parties, [***]. The Parties shall discuss in good faith such filings or activities [***], and [***] Party shall consider in good faith the other Party’s comments with respect thereto. Such other Party shall cooperate with [***] Party’s reasonable requests in connection with such filings or activities. If [***] is such prosecuting Party, [***] shall not unreasonably decline, condition or delay pursuing such Supplementary

Patent Certificates. If [***] declines to seek any such Supplementary Patent Certificate [***], then [***] may notify [***] that it desires [***] to seek such Supplementary Patent Certificate in the applicable country or region [***] and, upon such notice from [***], [***] shall seek such Supplementary Patent Certificate in such country or region [***]. [***].
9.11
Trademarks.
(a)
Company shall use (pursuant to this Section 9.11) the EURneffy trademarks Controlled by ARS in connection with its Commercialization of Products in the Company Territory as ARS may authorize and provide to Company in writing from time to time (the “ARS Product Marks”). ARS hereby grants to Company, subject to the terms and conditions of this Agreement, a royalty-free, exclusive license under ARS’s rights to use such ARS Product Marks in connection with the Commercialization of the Products in the Field in the Company Territory in compliance with Applicable Laws and this Agreement. ARS shall retain ownership of all ARS Product Marks and all goodwill associated therewith, and all goodwill arising from use of the ARS Product Marks shall inure solely to the benefit of ARS. [***]. Company shall comply with ARS’s trademark usage guidelines provided to Company in its use of the ARS Product Marks, in each case, providing for a reasonable period of implementation.
(b)
Without limitation to the foregoing, Company shall have the right to use in connection with the Commercialization of Products in the Company Territory any corporate name or corporate logo of Company or its Affiliates or Sublicensees, or Trademarks consisting of or including any such corporate name or logo (each a “Company Trademark”). As between the Parties, Company shall retain ownership of such Company Trademark and all goodwill associated therewith, and all goodwill arising from use of the Company Trademark shall inure solely to the benefit of Company. To the extent required by Applicable Law, Company may also use in such Commercialization the corporate name or logo of the entity Manufacturing the Product (if other than ARS).
10.
Representations and Warranties
10.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
(a)
it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)
it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action;
(c)
this Agreement is legally binding upon it, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, judicial principles affecting the availability of specific performance and other similar Applicable Laws affecting the enforcement of creditors’ rights generally), and does not conflict with or constitute a default under any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it, and it has the right to grant the licenses granted by it under this Agreement;
(d)
all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement, or the performance by such Party of its obligations under this Agreement, have been obtained, except in each case, to the extent required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or other applicable regulatory materials.

10.2
Mutual Covenants. Each Party hereby covenants to the other Party as follows:
(a)
Each Party shall conduct, and shall cause its Affiliates and sublicensees and its and their respective employees, contractors and consultants to conduct, all of its activities contemplated under this Agreement in accordance with all Applicable Laws.
(b)
Neither Party will use in any capacity, in connection with the Development, Manufacture or Commercialization of any Product in the Company Territory, any individual or entity who has been Debarred. Each Party shall inform the other Party in writing immediately upon becoming aware that any individual or entity who is performing hereunder is Debarred, or if any claim is pending or, to the best of such Party’s knowledge, is threatened, relating to the Debarment of such Party or any individual or entity used in any capacity by such Party in connection with the Development, manufacture or Commercialization of any Product. “Debarred” means, with respect to an individual or entity, that such an individual or entity (i) is debarred by the FDA pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act (“FDCA”), or is the subject of a conviction described in such section (or subject to a similar sanction of any other applicable Regulatory Authority), (ii) is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other applicable Regulatory Authority), or (iii) has been charged with or convicted under U.S. Law for conduct relating to the development or approval, or otherwise relating to the regulation, of any product under the Generic Drug Enforcement Act of 1992. “Debarment” shall have the correlative meaning.
(c)
Each Party covenants that it has obtained or will obtain written agreements from each of its Affiliates and sublicensees, contractors, consultants and employees who perform Development, Manufacturing or Commercialization activities pursuant to this Agreement, which agreements (i) in the case of its Affiliates, sublicensees, contractors, and consultants, will obligate such persons to obligations of confidentiality and non-use and to assign Inventions in a manner consistent with the provisions of this Agreement (or (A) in the case of Affiliates, will ensure that such Affiliates operate under internal policies imposing similar confidentiality and non-use obligations and (B) in the case of contractors, will ensure that agreements with such contractors include commercially reasonable terms with respect to intellectual property rights that are customary and consistent with industry standards) and (ii) in the case of its employees, are in a form that is customary for such Party and commercially reasonable taking into account the jurisdiction in which such employee is employed and the requirements of Applicable Law.
(d)
Compliance.
(i)
Such Party and its Affiliates and sublicensees and its and their respective employees, contractors and consultants shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including, without limitation, either Party (and each Party represents and warrants that as of the Effective Date, such Party, and to its knowledge, its Affiliates and sublicensees and its and their respective employees, contractors and consultants have not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other person in connection with the performance of such Party’s obligations under this Agreement, and each Party covenants that it and its Affiliates and sublicensees and its and their respective employees, contractors and consultants shall not, directly or indirectly, engage in any of the foregoing).
(ii)
Such Party and its Affiliates and sublicensees and its and their respective employees, contractors and consultants in connection with the performance of their respective obligations under this Agreement, shall not violate or cause the other Party to be in violation of the FCPA, Export Control Laws, or any other Applicable Laws, rules or regulations for the prevention of fraud, bribery, racketeering, money laundering or terrorism.

(iii)
Such Party shall promptly notify the other Party if such Party becomes aware that it is under investigation by a Governmental Authority in connection with a potential violation of the FCPA, Export Control Laws, or any other Applicable Laws, rules or regulations for the prevention of fraud, bribery, racketeering, money laundering or terrorism in connection with the performance of this Agreement or the Development, Manufacture or Commercialization of the Product.
(iv)
In connection with the performance of its obligations under this Agreement, such Party shall comply and shall cause its Affiliates involved in the Development or Commercialization of Product under this Agreement, its and their respective employees to comply with such Party’s (or such Affiliate’s) own anti-corruption and anti-bribery policy, a copy of which in the case of each Party (and each applicable Affiliate) will be provided to the other Party upon request.
(v)
Each Party will cause its Affiliates, and will require its sublicensees, and its and their respective employees, to submit to periodic training that such Party will provide on anti-corruption law compliance.
(vi)
In connection with the performance of its obligations under this Agreement, in engaging sublicensees and contractors, such Party shall require that sublicensees and contractors involved in the Development or Commercialization of Product under this Agreement, to have adopted an anti-corruption and anti-bribery policy and that such sublicensees and contractors commit to comply and cause its employees to comply with such policy, and to make such policy available for review upon request.
(vii)
Each Party shall have the right to terminate this Agreement in its entirety pursuant to Section 13.2(a) (A) if there is a credible finding of a Governmental Authority, after a reasonable investigation, that the other Party, in connection with its performance under this Agreement, has materially violated the FCPA, or any other Applicable Laws, rules or regulations for the prevention of fraud, racketeering, money laundering or terrorism; or (B) if the terminating Party reasonably determines, upon advice of external counsel with relevant expertise, that termination is necessary to prevent a violation of Applicable Laws. In the case of sub-clause (B), the Parties shall confer prior to termination and the terminating Party shall, to the extent feasible without incurring a violation of Applicable Laws, give the other Party a reasonable opportunity to cure the circumstances that are expected to lead to a violation of Applicable Laws.
(viii)
The Parties acknowledge and agree that the Parties are independent “controllers” or similar term as Data Security and Privacy Laws define those terms. To the extent that one Party discloses Personally Identifiable Information to the other Party in performance of the Agreement, as between the Parties, the disclosing Party shall comply with the Data Security and Privacy Laws in respect of such disclosure, including, to the extent required by applicable Data Security and Privacy Laws, (1) establishing a valid legal basis for any such disclosure, (2) providing any information required by the applicable Data Security and Privacy Laws to individuals whose Personally Identifiable Information will be disclosed, (3) disclosing the minimum Personally Identifiable Information required to meet the purpose of the disclosure, and (4) disclosing the Personally Identifiable Information in a commercially reasonable manner designed to maintain the security of such Personally Identifiable Information. With respect to any Personally Identifiable Information exchanged between the Parties in respect of the performance of this Agreement, each Party shall (5) comply with its obligations as an independent Controller under applicable Data Security and Privacy Laws and (6) to the extent required by applicable Data Security and Privacy Laws, maintain a process in place designed to honor any valid requests that it receives relating to the exercise of rights individuals may have over Personally Identifiable Information under the applicable Data Security and Privacy Laws. Each Party shall also inform the other without undue delay of any communication or complaint concerning possible infringements of the Data Security and Privacy Laws arising from the collection, use, disclosure or other processing of Personally Identifiable Information disclosed from one Party to the other. To the extent that either Party reasonably determines that a further written agreement between the Parties is needed to comply with applicable Data Security and Privacy Laws, the Parties shall negotiate in good faith and enter into such further agreements. With respect to the transfer of Personally Identifiable Information outside the EEA or the United Kingdom (as applicable), the Parties shall enter into the Standard Contractual Clauses or other required measures under Applicable Law designed to safeguard such Personally Identifiable Information. For purposes of this Section 10.2(d)(viii):
(A)
“Data Security and Privacy Laws” means all applicable laws governing data protection and privacy, including and to the extent applicable to the relevant Personally Identifiable Information (1) the GDPR along with national laws in EU and EEA Member States implementing the GDPR; (2) the Privacy and Electronic Communications Directive 2002/58/EC as amended and implemented through national legislation; (3) the UK Data Protection Act 2018 (“UK DPA”), the UK General Data Protection Regulation as defined by the UK DPA and amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (SI 2019/419) (“UK GDPR”), and the Privacy and Electronic Communications Regulations 2003; (4) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; (5) the California Consumer Privacy Act of 2018 (CCPA); (6) the Federal Trade Commission Act and relevant state law equivalents; and (7) any supranational, federal, state, or national legislation relating to the processing of Personally Identifiable Information, data security or privacy that is applicable to a Party, in each case as applicable and in force from time to time, and as amended, consolidated, re-enacted or replaced from time to time,
(B)
“Personally Identifiable Information” means any data or information that constitutes “personally identifiable information,” “personal information,” “personal data,” “protected health information,” or “non-public personal information” or their equivalents under applicable Data Security and Privacy Laws, and
(C)
“Standard Contractual Clauses” means (1) where the GDPR applies, the clauses annexed to European Commission Implementing Decision (EU) 2021/914 of 4 June 2021 on standard contractual clauses for the transfer of personal data to third countries pursuant to Regulation (EU) 2016/679 of the European Parliament and of the Council; and (2) where the UK GDPR applies, the International Data Transfer Agreement adopted under section 119A(1) of the Data Protection Act 2018 on 21 March 2022 or the International Data Transfer Addendum to the EU Commission Standard Contractual Clauses adopted under section 119A(1) of the Data Protection Act 2018 on 21 March 2022, in each case as amended, updated or replaced from time to time (or such other standard data protection clauses as may be adopted or approved by the UK Government or European Commission).
10.3
Additional ARS Representations and Warranties. ARS represents and warrants to Company that, as of the Effective Date:
(a)
ARS has the right to grant the licenses and to grant and assign the other rights provided to Company under this Agreement, including under the ARS Technology and Regulatory Filings and Regulatory Approvals for the Company Territory and to disclose such information and Know-How that is required to be disclosed in performance of its obligations under this Agreement for Company to perform its obligations or exercise its rights under this Agreement;
(b)
To ARS’s knowledge, all issued ARS Patents are subsisting and are not invalid or unenforceable, in whole or in part. All issued ARS Patents owned by ARS or its Affiliates or, to ARS’s knowledge, licensed by ARS or its Affiliates under the Existing ARS Third Party License, have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. The pending applications included in the ARS Patents owned by ARS or its Affiliates, or to ARS’s knowledge, licensed by ARS or its Affiliates under the Existing ARS Third Party License, are being diligently prosecuted in the respective patent offices in the Company Territory in accordance with Applicable Law. The ARS Patents set forth in Exhibit 1.11 are either (i) solely and exclusively owned by ARS or (ii) jointly owned by ARS and Aegis and exclusively licensed by ARS under the Existing Third Party License Agreement. All ARS Patents not set forth on Exhibit 1.11 are Controlled by ARS through agreements with service providers entered into the ordinary course of business (“Vendor Patents”). Other than the licenses granted to Company under this Agreement, there are no licenses granted by ARS to any Third Party under the ARS Patents in the Company Territory (other than non-exclusive licenses to service providers in the ordinary course of business). All inventor assignments with respect to inventions claimed in the ARS

Patents owned by ARS or its Affiliates, or, to ARS’s knowledge, licensed by ARS or its Affiliates under the Existing ARS Third Party License, have been properly executed as necessary at each respective patent office in the Company Territory in accordance with Applicable Law;
(c)
The ARS Patents set forth in Exhibit 1.11 represent all Patents (other than the Vendor Patents) (i) in the Company Territory that are Controlled by ARS or its Affiliates as of the Effective Date that Cover any Composition or Product or any use thereof, or the Development, Manufacture or Commercialization thereof, and (ii) outside the Company Territory that are Controlled by ARS or its Affiliates as of the Effective Date that are necessary or reasonably useful for the Manufacture of any Composition or Product outside the Company Territory for Development, Manufacture or Commercialization of any Composition or Product in the Field in the Company Territory. There are no Patents owned or controlled by ARS or any of its Affiliates that (i) in the Company Territory Cover any Composition or Product or any use thereof, or the Development, Manufacture or Commercialization thereof, or (ii) are necessary or reasonably useful for the Manufacture of any Composition or Product outside the Company Territory for Development, Manufacture or Commercialization of any Composition or Product in the Field in the Company Territory, in each case ((i) and (ii)) that are not within the ARS Patents. To ARS’s knowledge, there is no information owned or controlled by ARS or any of its Affiliates as of the Effective Date that is necessary or reasonably useful for the Development, Manufacture or Commercialization of any Composition or Product in the Field in the Company Territory that is not within the ARS Know-How. Neither ARS nor any of its Affiliates has previously entered into any agreement, whether written or oral, with or otherwise granted any right, title, or interest to any Person that would be ARS Patents or ARS Know-How included in the licenses granted by ARS to Company pursuant to this Agreement, as applicable, but for such agreement or grant, and it will not enter into any such agreements or grant any right, title, or interest to any Person that is inconsistent with the rights and licenses granted to the Company under this Agreement;
(d)
(i) The Existing ARS Third Party License Agreement is the only license agreement between ARS or its Affiliates and a Third Party under which ARS or any of its Affiliates exclusively in-licenses any ARS Patents or ARS Know-How and (ii) all other in-licensed ARS Technology is in-licensed to ARS or its Affiliates on a non-exclusive basis in the ordinary course of business. The licenses to ARS or its applicable Affiliates in the Existing ARS Third Party License are in full force and effect in accordance with their terms and are sublicensable to the Company as contemplated by this Agreement. Neither ARS or its applicable Affiliates have received any written notice of material breach or termination under the Existing ARS Third Party License from the counterparty thereto and, to ARS’s knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such material breach or termination;
(e)
ARS and its Affiliates and their employees, consultants and contractors involved in the Development of the Composition and Product are not, and have not been, Debarred or disqualified by any Regulatory Authority as of the Effective Date, and have complied in all material respects with all Applicable Laws in connection with the Development of the Composition and Product;
(f)
ARS or its Affiliates or, to ARS’s knowledge, its existing CMOs, has obtained, as of the Effective Date, all material certificates, permits, licenses, and approvals by any Regulatory Authority required for the performance of ARS’s (or such Affiliates’ or CMOs’) obligations under this Agreement with respect to the Product in the form that exists as of the Effective Date in the [***] as approved by the European Commission;
(g)
To ARS’s knowledge, the Development and Manufacture of the Composition and Product by ARS and its Affiliates as conducted as of the Effective Date, and the Commercialization of the Composition and Product by ARS and its Affiliates as conducted as of the Effective Date, do not infringe, violate or misappropriate any issued Patent or other Intellectual Property or proprietary right of any Person; and to ARS’s knowledge, except for the Opposition, there are no pending, alleged or threatened, (i) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the ARS Patents or (ii) any inventorship challenges involving the ARS Patents, in either case ((i) or (ii)) that are in or before any patent office (or other Governmental Authority performing similar functions);

(h)
To ARS’s knowledge, except for the Opposition, there are no claims, judgments, or settlements against, or amounts with respect thereto owed by, ARS or any of its Affiliates relating to the Regulatory Filings, the ARS Patents, or the ARS Know-How. To ARS’s knowledge, except for the Opposition, no claim or litigation has been brought or asserted (and ARS has no knowledge of any claim, whether brought or asserted) by any Person alleging that (i) the ARS Patents are invalid or unenforceable, or (ii) the conception, Development, reduction to practice, disclosing, copying, making, assigning or licensing of the ARS Patents or the ARS Know-How (including the Regulatory Filings) or the Manufacturing or Commercialization of the Composition or Product as contemplated herein, does violate, infringe or misappropriate any Patent or other Intellectual Property or proprietary right of any Person and to ARS’s knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such claims;
(i)
To ARS’s knowledge, no Person (i) has infringed, is infringing or threatening to infringe any ARS Patent or (ii) has misappropriated, is misappropriating or threatening to misappropriate any ARS Know-How;
(j)
Each Person who has or has had any rights in or to any ARS Patents or ARS Know-How, in each case solely owned by ARS or its Affiliates, has assigned and has executed an agreement assigning to ARS or its Affiliates its entire right, title and interest in and to such ARS Patents or ARS Know-How. To ARS’s knowledge, no current officer, employee, agent or consultant of ARS or any of its Affiliates is in violation of any term (i) of any assignment or other agreement regarding the protection of Patents or proprietary information of ARS or such Affiliate, or (ii) of any employment contract or any other contractual obligation relating to the relationship of any such Person with ARS, in each case of (i) and (ii), that would reasonably be expected to adversely affect Company’s rights under this Agreement;
(k)
ARS has obtained the right (including under any Patents and other Intellectual Property rights) to use all ARS Know-How developed or delivered by any Third Party under any agreements between ARS and any such Third Party with respect to the Composition, and ARS has the rights under each such agreement to transfer such ARS Know-How to the Company pursuant to this Agreement and to grant the Company the right to use such ARS Know-How in the Development or Commercialization of the Composition or the Products pursuant to this Agreement;
(l)
All information and data that has been included in the electronic data room (other than the folders and documents set forth on Exhibit 10.3(l), for which ARS provides no representation or warranty hereunder) made available to Company by ARS prior to the Effective Date is true and correct (subject to any redactions to such information or data) in all material respects as of the date of such information and data. Neither ARS nor any of its Affiliates has any knowledge of any scientific or technical facts or circumstances that would materially adversely affect the scientific or therapeutic potential of the Composition or Product;
(m)
ARS and its Affiliates have used reasonable measures to protect the confidentiality of any ARS Know-How. To ARS’s knowledge, no ARS Know-How has been misappropriated by any Third Party;
(n)
Neither ARS nor any of its Affiliates, nor any of its or their respective officers, employees or agents has (i) committed an act, (ii) made a statement or (iii) failed to act or make a statement, in any case ((i), (ii) or (iii)), that (A) would be or create an untrue statement of material fact, failure to disclose a material fact, or fraudulent statement to FDA or any other Regulatory Authority to which it has submitted a Regulatory Filing, which statement or fact is related to the Development, Manufacturing or Commercialization of the Composition or Product or (B) could reasonably be expected to provide a basis for FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or any other Regulatory Authority to take similar action under analogous laws or policies;
(o)
ARS and its Affiliates have conducted, and, to ARS’s knowledge, their respective contractors and consultants have conducted, all Development of the Composition and Product (including the generation, preparation, maintenance, and retention of all Regulatory Filings) in all material respects in accordance with the relevant good laboratory and clinical practices (if applicable), and in accordance with Applicable Law;
(p)
To ARS’s knowledge, no CMO of ARS owns or controls any Patent that is necessary for the Manufacture of the Composition or Product; and
(q)
Other than the Existing ARS Third Party License, ARS has not agreed to provisions with any Third Party that would require Company to undertake or observe any restrictions or obligations with respect to the Development, Manufacture or Commercialization of the Composition or any Product in the Field in the Company Territory.
10.4
Additional ARS Covenants. ARS hereby covenants to Company as follows:
(a)
During the Term, neither ARS nor any of its Affiliates shall diminish the rights granted to Company hereunder with respect to the ARS Technology under the Existing ARS Third Party License, including by not (i) committing any acts or permitting the occurrence of any omission that would cause the termination of the Existing ARS Third Party License (other than a termination in connection with ARS or any of its Affiliates acquiring exclusive ownership of the ARS Technology licensed to it under the Existing ARS Third Party License) or (ii) amending or otherwise modifying or permitting to be amended or modified the Existing ARS Third Party License in a manner that would adversely impact the rights granted to Company hereunder to the Intellectual Property licensed under the Existing ARS Third Party License, without the prior written consent of Company. ARS shall promptly provide Company with notice if ARS or any of its Affiliates receive notice of any alleged, threatened or actual breach by or on behalf of ARS or any of its Affiliates of the Existing ARS Third Party License that would reasonably be expected to adversely impact the rights granted to Company hereunder to the Intellectual Property licensed under the Existing ARS Third Party License. If, during the Term, the Aegis License Agreement is terminated with respect to any or all Compositions or Products in any or all of the Company Territory, ARS shall use commercially reasonable efforts to facilitate Company in obtaining the terminated rights via a direct license from Aegis Therapeutics, Inc.
(b)
During the Term, ARS shall, and shall cause its Affiliates to refrain from transferring any ARS Know-How or ARS Patent with the intent to, and in a manner that would, adversely impact the ability of Company to exercise its rights or perform its obligations under this Agreement; provided, for clarity, that nothing in this Section 10.4(b) restricts ARS’s ability to exercise its rights under Section 15.5(a).
(c)
Other than with respect to Marketing Authorizations transferred to the Company, ARS shall, and shall ensure that its Affiliates and require its CMOs shall, obtain and maintain throughout the Term any material certificates, permits, licenses, and approvals by any Regulatory Authority required for the performance of ARS’s (or such CMOs’) obligations under this Agreement, and shall require its CMOs to maintain all facilities where Product is Manufactured in material accordance with all Applicable Law.
10.5
Additional Company Representations, Warranties and Covenants. Company represents and warrants, and with respect to clause (a) covenants, to ARS that (a) as of the Effective Date, Company has not granted, and will not grant during the Term, any right to any Third Party under the Company Technology that would conflict with the rights granted to ARS under Section 2.4, (b) as of the Effective Date, Company and its Affiliates and their employees, consultants and contractors are not, and have not been, Debarred or disqualified by any Regulatory Authority, and (c) as of the Effective Date, to Company’s knowledge, Company has not in-licensed from any Third Party any Patent that would be infringed by the Development, Manufacture or Commercialization of any Product.
10.6
Disclaimer. Except as expressly set forth in this Agreement, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS” AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS

OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the foregoing, except as expressly set forth in this Agreement, (a) neither Party represents or warrants that any data obtained from conducting Clinical Trials in one country or jurisdiction will comply with the laws and regulations of any other country or jurisdiction, and (b) neither Party represents or warrants the success of any study or test conducted by such Party pursuant to this Agreement or the safety or usefulness for any purpose of the technology it provides hereunder.
11.
Indemnification
11.1
Indemnification by ARS. ARS hereby agrees to defend, indemnify and hold harmless Company, its Affiliates and its Sublicensees and their respective directors, officers, employees and agents (each, an “Company Indemnitee”) from and against any and all liabilities, expenses and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any Company Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: (a) the Development, use, handling, storage, Manufacture, sale or other Commercialization of any Composition or Product by or on behalf of ARS or its Affiliates or ARS Collaborators (including any such Development, use, handling, storage, Manufacture, sale or other Commercialization occurring prior to the Effective Date or during or after the Term) (excluding the conduct of Manufacturing activities by or on behalf of ARS or its Affiliates under the Commercial Supply Agreement, which are separately addressed in the Commercial Supply Agreement), (b) the negligence or willful misconduct of or violation of Applicable Law by any ARS Indemnitee, or (c) the breach by ARS of this Agreement, including any representation, warranty or covenant of ARS herein; except, in each case (a)-(c), to the extent such Losses arise out of any activity or occurrence for which Company is obligated to indemnify the ARS Indemnitees under Section 11.2 or the Commercial Supply Agreement.
11.2
Indemnification by Company. Company hereby agrees to defend, indemnify and hold harmless ARS and its Affiliates and their respective directors, officers, employees and agents (each, an “ARS Indemnitee”) from and against any and all Losses to which any ARS Indemnitee may become subject as a result of any Claim to the extent such Losses arise out of: (a) the Development, use, handling, storage, Manufacturing, sale or other Commercialization of any Composition or Product by or on behalf of Company or its Affiliates or Sublicensees (excluding the conduct of Manufacturing activities by or on behalf of Company or its Affiliates under the Commercial Supply Agreement, which are separately addressed in the Commercial Supply Agreement), (b) the negligence or willful misconduct of or violation of Applicable Law by any Company Indemnitee, or (c) the breach by Company of this Agreement, including any representation, warranty or covenant of Company herein; except, in each case (a)-(c), to the extent such Losses arise out of any activity or occurrence for which ARS is obligated to indemnify the Company Indemnitees under Section 11.1 or the Commercial Supply Agreement.
11.3
Procedure. A Party that intends to claim indemnification under this Article 11 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense or settlement thereof. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. The indemnity arrangement in this Article 11 shall not apply to amounts paid in settlement of any action with respect to a Claim by the Indemnitee, if such settlement is effected without the consent of the Indemnitor [***]. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 11 if and to the extent the Indemnitor is actually prejudiced thereby. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification. The Indemnitor may settle any Claim or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnitor makes such payment, or (b) in all other cases, only with the prior written consent of the Indemnitee.

11.4
Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure), during the Term and for [***] thereafter, in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term, and in no event less than is required by Applicable Law. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. Company shall impose substantially identical obligations on its Affiliates (to the extent not named insureds under Company’s coverages) and Sublicensees. Maintenance of such insurance coverage shall not relieve a Party of any responsibility under this Agreement for damages in excess of insurance limits or otherwise.
11.5
Limitation of Liability. EXCEPT FOR DAMAGES TO THE EXTENT ARISING FROM ANY BREACH OF SECTION 2.9, SECTION 5.7, OR ARTICLE 12, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; PROVIDED, HOWEVER, THAT THIS SECTION 11.5 SHALL NOT BE CONSTRUED TO LIMIT (A) EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 11, (B) LIABILITY FOR MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY CONTROLLED BY THE OTHER PARTY, OR (C) ANY DAMAGES TO THE EXTENT ARISING FROM WILLFUL MISCONDUCT OR FRAUDULENT ACTS OR FRAUDULENT OMISSIONS OF EITHER PARTY, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
12.
Confidentiality
12.1
Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other (disclosing) Party under this Agreement, and both receiving Parties shall keep confidential and, subject to Sections 12.2, 12.3 and 12.5, shall not publish or otherwise disclose the terms of this Agreement. Each receiving Party may use the disclosing Party’s Confidential Information only for the purposes of this Agreement, including exercising its rights or performing its obligations. Each receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) at all times during the Term and for a period of [***] after expiration or termination of this Agreement, including to ensure that its Affiliates, sublicensees and its and their respective employees, agents, consultants, contractors and other representatives do not disclose or make any unauthorized use of the disclosing Party’s Confidential Information. Each receiving Party will promptly notify the disclosing Party upon discovery of any unauthorized use or disclosure of the disclosing Party’s Confidential Information.
12.2
Exceptions. The obligations of confidentiality and restriction on use under Section 12.1 will not apply to any information that the receiving Party can demonstrate through contemporaneous written records: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party or its representatives, generally known or available to the public; (b) is known by the receiving Party, without obligation of confidentiality or limitations on use with respect thereto, at the time of receiving such information; (c) is hereafter furnished to the receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party; provided, that clauses (b) and (d) shall not apply to any Confidential Information consisting of Joint Inventions or New IP.
12.3
Authorized Disclosure. Each receiving Party may disclose Confidential Information belonging to the disclosing Party as expressly permitted by this Agreement in the following instances:
(a)
filing, prosecuting, or maintaining Patents as permitted by this Agreement;

(b)
Regulatory Filings for Products as permitted by this Agreement (for Company, only in connection with the performance of its obligations and the exercise of its rights hereunder to Develop and Commercialize Products in the Field in the Company Territory, and to Manufacture Products in the Field for the Company Territory);
(c)
prosecuting or defending litigation arising under this Agreement or the Commercial Supply Agreement;
(d)
complying with applicable court orders or governmental regulations; and
(e)
(i) with respect to ARS being the receiving Party, disclosure to its and its Affiliates’ employees, contractors and agents, in each case that is necessary or reasonably useful in connection with the Development and Manufacture of Compositions, and Development, Manufacture and Commercialization of Products, or (ii) with respect to Company being the receiving Party, disclosure to its and its Affiliates’ employees, contractors and agents and to Sublicensees, in each case that is necessary or reasonably useful in connection with the performance of its obligations and the exercise of its rights hereunder to Develop and Commercialize Products in the Field in the Company Territory, and to Manufacture Products in the Field for the Company Territory, in each case of (i) and (ii), under written obligations of confidentiality and non-use at least as stringent as those herein (or in the case of employees, as are reasonable and customary for such Party in its employment arrangements);
(f)
disclosure to potential and actual investors, acquirers, licensees and other financial, development or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration in such receiving Party, in each case under written or professional obligations of confidentiality and non-use at least as stringent as those herein, and, for clarity, the foregoing shall apply with respect to ARS being the receiving Party to the extent necessary to fulfill its reporting obligations pursuant to that certain Termination Agreement by and between ARS and Recordati Ireland, Ltd., dated as of February 22, 2023; and
(g)
disclosure to any tax authority in connection with any activities conducted pursuant to Section 8.6, including to obtain the benefit of any potentially applicable tax treaty.

Notwithstanding the foregoing, in the event a receiving Party is required to make a disclosure of the disclosing Party’s Confidential Information pursuant to Section 12.3(c) or (d), and before making any such disclosure, it will, except where impracticable or prohibited, give prompt advance written notice to the disclosing Party of such requirement and its intended disclosure, and shall cooperate with the disclosing Party’s efforts to limit or avoid such disclosure and/or to seek a protective order, confidential treatment of such Confidential Information or other available remedy. In any event, the Parties agree to take all reasonable action to avoid disclosure of a disclosing Party’s Confidential Information hereunder. Any information disclosed pursuant to Section 12.3(c) or (d) shall remain Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 12.

12.4
Publications. ARS shall have the right to review and comment on any scientific material proposed for public disclosure or publication by Company regarding results of and other information regarding the other Company’s Commercialization activities with respect to Products, whether by oral presentation, manuscript or abstract, or other means of public disclosure, and including any such disclosures to the investment community, if such proposed public disclosure or publication might negatively affect Development of Products in or outside the Company Territory and/or Commercialization of Products outside the Company Territory. For the sake of clarity, any press release by Company shall follow the process set forth in Section 12.5 below, and not the process contained in this Section 12.4. Before any such material described in this Section 12.4 is submitted for publication or presentation, Company shall deliver a complete copy in the English language to ARS prior to submitting the material to a publisher or initiating any other public disclosure. ARS shall review any such material and give its comments to Company as soon as practicable and, in any event, within thirty (30) days of provision to ARS. With respect to oral presentation materials and abstracts, ARS shall make reasonable efforts to expedite review of such oral presentation materials and abstracts, and shall return its comments if any, on such items as soon as practicable to Company and, in any event, within five (5) Business Days of provision to ARS. Company shall comply with ARS’s request to delete references to ARS’s Confidential Information in any such material and will delay any submission for publication or other public disclosure for a period of up to an additional ninety (90) days for the purpose of preparing and filing appropriate Patent applications.
12.5
Publicity; Public Disclosures. Each Party will issue an initial press release substantially in the form set forth as Exhibit 12.5, on or as promptly as practicable following the Effective Date. It is understood that each Party may desire or be required to issue subsequent press releases relating to this Agreement or activities hereunder. The Parties will consult with each other reasonably and in good faith with respect to the text and timing of all press releases prior to the issuance thereof, to the extent practicable, provided that a Party may not unreasonably withhold, condition or delay consent to such press releases, and that either Party may issue such press releases or make such disclosures to the SEC or other applicable agency as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. Each Party shall provide the other Party with advance notice of legally required disclosures to the extent practicable. The Parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by a Party with the SEC or as otherwise required by Applicable Laws; provided that each Party shall have the right to make any such filing as it reasonably determines necessary under Applicable Laws. In addition, following the initial press release announcing this Agreement, either Party shall be free to disclose, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.
12.6
Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 12 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Mutual Non-Disclosure Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.
12.7
Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a Party would suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages would not be a sufficient remedy for any breach of this Article 12. In addition to all other remedies (subject to Article 14), a Party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 12 as set forth in Section 14.3(d).
13.
Term and Termination
13.1
Term. This Agreement shall commence on the Effective Date and, unless terminated earlier as provided in this Article 13 or by mutual written agreement of the Parties, shall continue until the expiration of the last to expire Royalty Term for all Products in the Company Territory (the “Term”). Upon expiration (but not termination) of this Agreement, Company’s licenses under Section 2.1 will become perpetual, irrevocable, exclusive, fully paid-up and royalty free with respect to such Product.
13.2
Termination for Cause.
(a)
Material Breach. Each Party shall have the right to terminate this Agreement in its entirety upon written notice of termination delivered to the other Party, if such other Party materially breaches this Agreement and has not cured such breach within [***] after receipt of written notice from the non-breaching Party describing such breach and demanding its cure; provided that (i) with respect to a material breach other than a payment breach, the termination shall not become effective at the end of the [***] notice period if such material breach cannot be cured within such period and the breaching Party commences actions to cure such breach within such period and thereafter diligently continues such actions, in which case such notice period shall be extended for not more than an additional [***] and such termination shall become effective at the end of such [***] if the breach Party has not cured such breach with such period, and (ii) if either Party initiates a dispute resolution procedure under Section 14.3 as permitted under this Agreement prior to the end of the notice period to resolve a good faith dispute as to whether such material breach has occurred and is diligently pursuing such procedure, the cure period set forth in this Section 13.2(a) shall be tolled until the final resolution of such dispute and the termination shall become effective only if such material breach remains uncured [***] or [***], as applicable, after the final resolution of such dispute.
(b)
Bankruptcy. Each Party shall have the right to terminate this Agreement in its entirety upon written notice to the other Party if such other Party makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or has a petition filed against it which is not dismissed within [***] after the filing thereof, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its dissolution, liquidation and wind-up or any other similar proceeding governing financially distressed debtors.
13.3
Termination by ARS for Patent Challenge. ARS shall have the right to terminate this Agreement in its entirety upon [***] prior written notice to Company if Company or any of its Affiliates or Sublicensees directly, or indirectly through any Third Party, (a) commences any inter partes review, post-grant review, interference opposition or similar proceeding with respect to, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any ARS Patent listed on Exhibit 13.3 (which ARS may supplement from time to time to list additional ARS Patents by written notice to Company prior to the commencement of such proceeding, notwithstanding Section 15.2), or (b) institutes, actively participates as an adverse party in, or otherwise provides material support to, any action, suit or other proceeding to limit the scope of or invalidate any ARS Patent listed on Exhibit 13.3 prior to the commencement of such action, suit or proceeding or to obtain a ruling that any claim within any such ARS Patent is unenforceable or not patentable ((a) or (b), a “Patent Challenge”). Company will not use (and will ensure that its Affiliates and Sublicensees do not use) any of ARS’s Confidential Information in any Patent Challenge. The Patent Challenge under this Section 13.3 shall not include Company or any of its Affiliates or Sublicensees: [***]. Notwithstanding the foregoing, this Section 13.3 shall not apply if: [***].
13.4
Termination by Company for Safety Concern or Convenience.
(a)
Safety or Regulatory Concern. Company shall have the right to terminate this Agreement in its entirety upon [***] prior written notice to Company for Safety Reasons. For purpose of this Section 13.4(a), “Safety Reasons” means that there is an unacceptable risk for harm in humans based upon (i) preclinical safety data, including data from animal toxicology studies, or (ii) the observation of serious adverse effects in humans, in each of clauses (i) and (ii), which would materially impact the safety or efficacy and the commercial feasibility of the Product(s) being Developed or Commercialized by Company hereunder. Notwithstanding the foregoing, (A) prior to sending any written notice of such termination, Company shall comply with its internal review and management approval processes as it would normally follow in connection with the termination of the development or commercialization of its own products for safety reasons, and (B) at least [***] prior to sending any written notice of such termination, Company shall notify ARS in writing of the details of the perceived Safety Reasons and consult in good faith with ARS before providing notice of such decision to terminate.
(b)
Company Convenience. Company shall have the right to terminate this Agreement at any time for any reason or for no reason upon [***] written notice to ARS.
13.5
EEA Buyback Right; Other Termination by ARS.
(a)
Either Party may notify the other Party if such Party reasonably determines that the continued Development or Commercialization of the Product in the Field in any country is not commercially reasonable or otherwise would reasonably be expected to be detrimental to such Party’s business, and the Parties will discuss the matter in good faith. Prior to any Change of Control of ARS, ARS shall have the right to terminate this Agreement with respect to all countries in the European Economic Area (the “Terminated EEA Region”), upon at least [***] prior written notice to Company; provided that such termination shall not take effect unless and until ARS pays Company the Termination Fee (defined below); provided, that notwithstanding the foregoing, ARS shall not have the right to terminate this

Agreement pursuant to this Section 13.5(a) during any period commencing on the date on which ARS first provides or receives a bona fide written draft definitive agreement to or from (as applicable) a given Third Party for the purpose of effecting a Change of Control transaction of ARS by such Third Party and ending [***] thereafter. The “Termination Fee” payable by ARS pursuant to this Section 13.5(a) will be [***]. ARS shall exercise such termination right in good faith at its reasonable discretion. Within [***]after ARS’ receipt of an invoice from Company that is submitted promptly following completion of the valuation referred to above, ARS shall make a one-time, not-refundable, non-creditable payment to Company of the applicable Termination Fee (as calculated pursuant to Exhibit 13.5).
(b)
If Company or its Affiliates, directly or indirectly through a Third Party (including via a license to a Third Party), (i) market, promote, sell, or otherwise Commercialize any Competitive Product in the Field in the United States, or (ii) Manufacture any Competitive Product (other than a Product pursuant to this Agreement) in the Field in the United States, then ARS shall have the right to terminate this Agreement in its entirety upon at least [***] prior written notice to Company.
13.6
Effects of Termination of this Agreement in its Entirety. Upon any termination of this Agreement in its entirety for any reason, the following will apply:
(a)
Termination of Licenses and Other Rights.
(i)
All licenses granted to Company will automatically terminate, all other rights and obligations of the Parties under this Agreement will terminate except as provided in Section 13.8, and all sublicenses under the ARS Technology granted from Company to any Sublicensee will automatically terminate, in each case on the effective date of termination.
(ii)
The licenses granted by Company to ARS in Section 2.4(a) and Section 2.4(c) shall survive (provided that such licenses are deemed to be granted on a worldwide basis and shall be perpetual and irrevocable as of the effective date of termination); provided, that in the event of termination by Company pursuant to Section 13.2, such licenses will automatically terminate, in each case on the effective date of termination.
(b)
Assignments. ARS shall notify Company within [***] after the effective date of termination whether it wishes to obtain the assignments set forth in Sections 13.6(b)(i)-(ii). All such assignments under Sections 13.6(b)(i)-(ii) will be without cost to ARS.
(i)
Regulatory Filings. [***], Company shall: (A) to the extent not previously provided to ARS, deliver to ARS true, correct and complete copies of all Regulatory Filings (including Regulatory Approvals) for Products in the Field in the Company Territory; (B) at the election of ARS, shall and hereby does, effective upon such termination, transfer and assign, or cause to be transferred or assigned, to ARS or its designee (or to the extent not so assignable, take all reasonable actions to make available to ARS or its designee all of the benefits of) all Regulatory Filings (including Regulatory Approvals) for Products in the Field in the Company Territory, whether held in the name of Company or its Affiliate or Sublicensee; (C) to the extent not previously provided to ARS, deliver to ARS true, correct and complete copies of data relating to any Product generated by or on behalf of Company or its Affiliates or Sublicensees while conducting regulatory activities under this Agreement and included in such Regulatory Filings; and (D) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of the Regulatory Filings and Regulatory Approvals under this Section 13.6(b)(i) to ARS. If such assignment of the Regulatory Filings to ARS is not permitted by Applicable Law or otherwise upon ARS’s request, Company shall continue to hold any such Regulatory Filings for the sole benefit of ARS or its designee (in which case, Company shall appoint ARS or its designee as the exclusive distributor pursuant to an agreement to be negotiated in good faith by the Parties (with the right to subcontract and appoint sub-distributors) under such Regulatory Filings for the Product in the Company Territory, and also as its agent to interact with the applicable Regulatory Authority in the Company Territory with respect to such Regulatory Filings) in accordance with Applicable Law, until such time ARS or its designee completes the transfer of such Regulatory Filings (including Regulatory Approvals) from Company or files its own Regulatory Filings and obtains its own Regulatory Approvals for the Product in the Company Territory, at which time Company shall terminate or withdraw its Regulatory Filings for the Product in the Company Territory.
(ii)
Trademarks. Company shall, and hereby does, effective upon such termination, assign to ARS all of Company’s and its Affiliates’ right, title and interest in and to any and all Product-specific Trademarks used by Company and its Affiliates in the Company Territory, including all goodwill therein, and Company shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment.
(c)
Wind-Down. Company shall, as directed by ARS (or, in the case of termination by Company pursuant to Section 13.2 or Section 13.4(a), as elected by Company), subject to compliance with Applicable Law and ethical considerations, either wind-down any ongoing post-approval Clinical Trials conducted by or on behalf of Company or its Sublicensees with respect to any Products in the Field in the Company Territory in an orderly fashion or promptly transfer such activities to ARS or its designee, in compliance with all Applicable Laws.
(d)
Transition Assistance. Company shall [***] provide reasonable consultation and assistance for a period of no more than [***] for the purpose of transferring or transitioning to ARS all Regulatory Filings and Regulatory Approvals and any other Company Know-How not already in ARS’s possession that Company is required to transfer pursuant to this Section 13.6 and, at ARS’s request, facilitate discussions between ARS and Third Parties with which Company has entered into commercial agreements relating specifically and solely to Compositions and Products, in each case, to the extent reasonably necessary or useful for ARS to commence Developing, Manufacturing, or Commercializing Products in the Company Territory. The foregoing shall include transferring, upon request of ARS and with Company’s consent, any agreements with Third Party suppliers or vendors that specifically and solely cover the supply or sale of Compositions or Products in the Company Territory. If any such contract between Company and a Third Party is not assignable to ARS (whether by such contract’s terms or because such contract does not relate specifically to Compositions or Products) but is otherwise reasonably necessary or useful for ARS to commence Developing, Manufacturing, or Commercializing Products in the Company Territory, or Company and ARS otherwise do not agree to terms with respect to an assignment to ARS thereof, then Company shall reasonably cooperate with ARS to negotiate for the continuation of services or supply from such entity, or Company shall supply such Composition or Product, as applicable, to ARS for a reasonable period (not to exceed [***]) until ARS establishes an alternate, validated source of such services or supply of finished, packaged, labeled Product for the Company Territory. The cost to ARS for such supply from Company shall be negotiated and agreed with each other, but no greater than Company’s fully burdened internal and out-of-pocket cost for such supply.
(e)
Remaining Inventories. Upon ARS’s request within [***] of the effective date of termination, Company shall promptly deliver to ARS all of the inventory of Compositions and Products held by Company as of the date of termination [***].
(f)
Confidential Information. Except to the extent that a receiving Party obtains or retains a license or other right to use the disclosing Party’s Confidential Information, each receiving Party shall use reasonable efforts to promptly return to the disclosing Party, or delete or destroy (to the extent consistent with Applicable Law), all relevant records and materials in such receiving Party’s possession and control to the extent containing Confidential Information of the disclosing Party; provided that such receiving Party may keep a single copy of such materials for archival purposes only subject to continuing confidentiality obligations and any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures but not for any other use or purpose. All Know-How included in Company Technology that is exclusively licensed to ARS after the termination of this Agreement will be deemed Confidential Information of both Parties, and each Party shall be deemed the receiving Party with respect thereto.

13.7
Effects of Termination of Agreement in Terminated EEA Region. If this Agreement is terminated by ARS pursuant to Section 13.5(a) with respect to the Terminated EEA Region, but not in its entirety then:
(a)
this Agreement shall be deemed terminated with respect to all countries within the Terminated EEA Region and Sections 13.6(b), 13.6(c) and 13.6(d) shall apply with respect to each such country, mutatis mutandis, and for avoidance of doubt all Regulatory Filings and Regulatory Approvals for the Product with respect to the Terminated EEA Region shall be included in any such assignment to ARS pursuant to Section 13.6(b)(i); provided, that notwithstanding anything to the contrary in Section 13.6(b), Company shall initiate transfer to ARS or its designee all Regulatory Filings (including Regulatory Approvals) for Products in the Field in the Terminated EEA Region within [***] after ARS’s payment of the Termination Fee in Section 13.5(a). For clarity, after ARS provides notice of termination under Section 13.5(a) and until such time as the transfer of Regulatory Filings (including Regulatory Approvals) becomes effective, the Parties acknowledge and agree that Company will not be in breach of this Agreement by continuing to hold such Regulatory Filings (including Regulatory Approvals) in accordance with this Agreement;
(b)
the Parties shall agree and execute an agreement that shall include terms to (i) ensure that each Party is able to comply with its obligations under Applicable Law in connection with the transfer of the Regulatory Filings in respect of the Terminated EEA Region; (ii) effect an orderly transfer of related responsibilities under Applicable Law from Company to ARS; and (iii) amend any other rights and obligations of the Parties under this Agreement in order to reflect the termination of the Terminated EEA Region pursuant to Section 13.5(a) and the transfer of the Regulatory Filings in respect of the Terminated EEA Region from Company to ARS;
(c)
Company’s rights of reference under Section 4.4(b) shall continue with respect to all Regulatory Filings in the Terminated EEA Region that have been transferred to ARS pursuant to Section 13.6(d).
13.8
Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Article 1 (solely to the extent defined terms are used in provisions otherwise surviving), Section 2.1 (solely (i) in the case of expiration as provided in Section 13.1 or (ii) as necessary for Company to perform its obligations pursuant to Section 13.6, and in the case of clause (ii), such license shall survive only on a non-exclusive basis), Section 2.2(a) (solely with respect to any license granted by ARS to Company under Section 2.1 that survives pursuant to this Section 13.8), Section 2.2(b) (solely to the extent that any sublicense granted under Section 2.1 survives pursuant to this Section 13.8), Section 2.2(c) (last sentence only), Section 2.3, Section 2.4(a) and Section 2.4(c) (in each case, solely to the extent provided in Section 13.6(a)(ii) or Section 13.7), Section 2.5 (last two sentences, and in other respects, solely with respect to any license granted by Company to ARS under Section 2.4 that survives pursuant to this Section 13.8), Section 2.6, Section 2.7(first sentence only), Section 2.10(a) and Section 2.10(b) (solely with respect to any sublicense granted by ARS to Company under an ARS Third Party License prior to the effective date of expiration or termination, as applicable, and to the extent that sublicense as granted in Section 2.1 survives pursuant to this Section 13.8), Section 2.10(c) (solely with respect to any sublicense granted by Company to ARS under a Company Background IP Upstream License prior to the effective date of expiration or termination, as applicable, and to the extent that such sublicense as granted in Section 2.4 survives pursuant to this Section 13.8), Section 4.2(g)(ii) (with respect to Product sold under this Agreement), Section 4.2(h)(i) (with respect to Product sold under this Agreement), Section 4.2(h)(iii) (solely with respect to any Remedial Action that is ongoing as of the effective date of such expiration or termination), Section 4.2(l) (with respect to the maintenance of records for the duration set forth therein), Section 4.4(a), Section 4.5 (first sentence only, and solely (i) in the case of termination with respect to activities conducted by a Party during the Term or (ii) in the case of expiration, to the extent arising from such Party’s activities in the applicable countries), Article 7 (solely with respect to any payment obligations that accrued prior to the effective date of expiration or termination or to the extent required pursuant to the last sentence of the first paragraph of Section 7.2(b)(ii)), Sections 8.1–8.5

(solely with respect to any payment obligations that accrued prior to the effective date of expiration or termination), Section 8.6, Sections 8.7-8.8 (solely with respect to any payment obligations that accrued prior to the effective date of expiration or termination and in the case of Section 8.7 for the period set forth therein), Sections 9.1(a)–(b), Section 9.11(a) (second sentence and last sentence, solely in the case of expiration, and third sentence), Section 9.11(b) (second sentence only), Section 10.2(d)(viii), Section 10.6, Article 11 (in the case of Section 11.4, solely for the duration set forth therein), Sections 12.1–12.4 (for a period of [***] after expiration or termination of this Agreement), Section 12.7, Section 13.6 (subject to the last sentence of this Section 13.8 with respect to any termination of this Agreement with respect to the Terminated EEA Region), Section 13.7 (solely in the case of termination of this Agreement pursuant to Section 13.5(a)), Sections 13.8–13.10, Article 14, and Article 15 (except for Section 15.5(b)). Notwithstanding the foregoing, if this Agreement is terminated with respect to the Terminated EEA Region pursuant to Section 13.5(a) but not in its entirety, then after such termination (a) the licenses granted to Company in Section 2.1 shall terminate solely as to Terminated Territories (and not any other country in the Company Territory), except that license included in Section 2.1 to Manufacture Products inside and outside the Company Territory solely for use in the Field in the Company Territory shall remain in effect even as to Terminated Territories, (b) all sublicenses granted by Company to any Sublicensee pursuant to Section 2.2 will automatically terminate solely as to Terminated Territories (and not any other country in the Company Territory), subject to the Manufacturing exception set forth in (a), (c) the licenses granted by Company to ARS in Section 2.4 shall remain in effect, (d) the license granted to Company in Section 9.11(a) shall terminate solely as to Terminated Territories (and not any other country in the Company Territory), and (e) in other respects the foregoing provisions of this Section 13.8 shall remain in effect with respect to the Terminated Territory (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all such provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Territory and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to all countries in the Company Territory other than the Terminated Territory).
13.9
Damages; Relief. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that have accrued to the benefit of a Party prior to such termination or expiration. Subject to Section 13.8, termination or expiration of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to in law or equity.
13.10
Rights in Bankruptcy.
(a)
The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions under the laws of any other country or jurisdiction to the maximum extent permitted by Applicable Laws. All rights and licenses granted by one Party to the other Party pursuant to this Agreement shall be deemed to be “intellectual property” for the purposes of Section 365(n), but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code, or any analogous provisions under the laws of any other country or jurisdiction. A Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions under the laws or any other country or jurisdiction.
(b)
In the event of the commencement of a bankruptcy or other insolvency proceeding by or against a Party (“Debtor Party”) to this Agreement under the U.S. Bankruptcy Code or any analogous provisions under the laws of any other country or jurisdiction, the other Party (“Non-Debtor Party”) shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such Intellectual Property and all embodiments of such Intellectual Property that are necessary for use and exploitation of the Non-Debtor Party’s licenses and rights hereunder. Upon written request by the Non-Debtor Party, all such Intellectual Property and any embodiments of such Intellectual Property, if not already in the Non-Debtor Party’s possession, shall be promptly delivered to the Non-Debtor Party (i) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the Debtor Party continues to perform all of its material obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Debtor Party. The Debtor Party shall not interfere with the rights of the Non-Debtor Party to the Intellectual Property and any embodiments of such Intellectual Property, including the right to obtain such Intellectual Property or any embodiments of such Intellectual Property from a Third Party. In the event a Third Party (including but not limited to CMO) owns or possesses a duplicate of (or access to, as appropriate) any such Intellectual Property and embodiments of such Intellectual Property that are necessary for use and exploitation of the Non-Debtor Party’s licenses and rights hereunder, the Debtor Party shall require that such Third Party deliver to all such Intellectual Property and any embodiment of such Intellectual Property to the Non-Debtor Party, upon such other Party’s written request.
(c)
The Parties intend and agree that any sale of a Debtor Party’s assets under Section 363 of the U.S. Bankruptcy Code shall be subject to the Non-Debtor Party’s rights under Section 365(n) of the U.S. Bankruptcy Code, that the Non-Debtor Party cannot be compelled to accept a money satisfaction of its interests in the Intellectual Property licensed under this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of the Non-Debtor Party’s rights under Section 365(n) of the U.S. Bankruptcy Code without the express, contemporaneous written consent of the Non-Debtor Party.
(d)
All rights, powers and remedies provided by one Party to the other Party in this Section 13.10 are not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code).
(e)
The Parties acknowledge and agree that the amounts payable to the other Party hereunder shall be deemed to be “royalties” under the U.S. Bankruptcy Code.
13.11
Company Right to Continue Agreement in Lieu of Termination. Notwithstanding anything to the contrary under this Agreement, if, at any time during the Term, Company has the right to terminate this Agreement under Section 13.2(a) for ARS’s uncured material breach of Section 2.9(a), for clarity, after going through the procedures set forth in Section 14.3 of this Agreement (an “ARS Breach Event”), then Company may instead, by way of written notice to ARS, elect to continue this Agreement in accordance with its terms as modified by this Section 13.11, in which case, effective as of the date Company delivers such notice of such election to ARS:
(a)
[***];
(b)
[***]; and
(c)
[***].

[***].

14.
Dispute Resolution
14.1
Objective. The Parties recognize that disputes as to matters (a) arising under, or relating to, this Agreement or (b) either Party’s rights and obligations hereunder may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any such dispute if and when it arises.
14.2
Resolution by Executive Officers. Except as to Committee decisions within the scope of Article 3 (which decisions are subject to the final decision-making rights of a Party and shall be made as provided in Article 3), either Party may refer any dispute as to any matter arising under or relating to this Agreement or either Party’s rights and obligations hereunder (a “Dispute”) to the Executive Officers, who shall meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such Dispute. If such matter cannot be resolved by discussion of such Executive Officers within such [***] period

(as may be extended by mutual written agreement), such dispute shall be resolved in accordance with Section 14.3.
14.3
Arbitration.
(a)
If the Parties do not resolve a Dispute as provided in Section 14.2, and a Party wishes to pursue the matter, each such Dispute that is not an Excluded Claim (defined below) shall be resolved by binding arbitration, including any dispute as to whether the asserted Dispute is arbitrable, in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) as then in effect (the “ICC Rules”), which ICC Rules are deemed to be incorporated by reference into this clause. The arbitration award rendered in any such arbitration will be final and not appealable and judgment upon the award may be entered by any court of competent jurisdiction. If either Party intends to commence binding arbitration of such dispute, such Party will provide written notice to the other Party informing the other Party of such intention and the issues to be resolved. Within [***] after the receipt of such notice, the other Party may, by written notice to the Party initiating binding arbitration, add additional issues to be resolved.
(b)
The arbitration shall be conducted by a panel of [***] arbitrators appointed in accordance with the ICC Rules, none of whom shall be a current or former employee or director, or a then-current stockholder, of either Party, their respective Affiliates or any Sublicensee. The place of arbitration shall be New York City, NY, and all proceedings and communications shall be in English.
(c)
It is the intention of the Parties to permit discovery only as described herein. The arbitrators will permit such limited discovery necessary for an understanding of any legitimate issue raised in the arbitration, including the production of documents giving due consideration to the goal of a streamlined resolution. No later than [***] after selection of the arbitrators, the Parties and their representatives shall hold a preliminary meeting with the arbitrators, to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration will be concluded within [***] from such meeting. Failing any such mutual agreement, the arbitrators will design and the Parties shall follow procedures to such effect.
(d)
Each Party preserves any rights it may have under the ICC Rules to pursue interim injunctive relief. The arbitrators shall have no authority to award legal fees or other costs or punitive or any other non- compensatory damages, except to the extent permitted pursuant to the terms of this Agreement. The award shall be in writing and shall describe the basis for the award and the arbitrators’ decision(s). Each Party shall bear its own legal and other costs and an equal share of the arbitrators’ and any administrative fees of arbitration.
(e)
Except to the extent necessary to confirm or enforce an award or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties, except as needed to inform a Party’s auditors, tax preparers, insurers, or as required by law or a regulatory authority. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute would be barred by the applicable statute of limitations.
(f)
As used in this Section, the term “Excluded Claim” means [***].
15.
General Provisions
15.1
Governing Law; Jurisdiction and Venue. This Agreement, and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles; provided that all questions concerning the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be. The application of the U.N. Convention on Contracts for the International Sale of Goods (1980) is excluded.

15.2
Entire Agreement; Modification. This Agreement, together with the Commercial Supply Agreement, including the Schedules and Exhibits hereto and thereto, is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including the Mutual Non-Disclosure Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.
15.3
Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Neither Party shall report the relationship between the Parties as a partnership for any tax purpose.
15.4
Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
15.5
Assignment; Change of Control.
(a)
Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations of a Party hereunder may be assigned or otherwise transferred by either Party, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party [***]; provided, however, that either Party may, upon the prior notice to the other Party, assign or otherwise transfer this Agreement in its entirety without the other Party’s consent:
(i)
in connection with the transfer or sale to a Third Party of all or substantially all of the business or assets of such Party to which this Agreement relates, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise, provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), Intellectual Property rights owned or controlled by the acquiring Third Party (or its Affiliates) to such transaction (if other than one of the Parties to this Agreement) shall be deemed to not be Controlled by such Party (or its Affiliates) to the extent owned or controlled by the acquiring Third Party (or its Affiliates) prior to the closing of such transaction, except to the extent that any such Intellectual Property rights were also Controlled by such Party prior to the closing of such transaction; or
(ii)
to an Affiliate, as long as the assignee remains an Affiliate of the assigning Party, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate.

The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Section 15.5(a) shall be null and void.

(b)
Change of Control, Transfer or Sale.
(i)
Upon a Change of Control of ARS or the transfer or sale of all or substantially all of the business or assets of ARS to which this Agreement relates, to an acquirer that, at such time, is a Company Competitor or whose Affiliate is a Company Competitor, notwithstanding any other term or condition of this Agreement to the contrary, [***]
(ii)
Each Party shall notify the other Party in writing as soon as reasonably possible after such Party announces publicly a Change of Control of such Party or the transfer or sale to a Third Party of all or substantially all of the business or assets of such Party to which this Agreement relates (or if the Change of Control, transfer or sale will not be publicly announced, then no later than [***] after the closing of the Change of Control, transfer or sale transaction).
(iii)
In the case of any Change of Control of a Party, if at any time during the Term such Party has an obligation to Segregate activities as a result of a Competitive Product or Competitive Program, such Party shall notify the other Party that such Segregation obligation is applicable, which notice shall be provided upon the earlier of [***] after the closing of the Change of Control, in circumstances where such Segregation requirements apply as of the Change of Control, or [***] after such Segregation obligations become applicable, in circumstances where such Segregation requirements first become applicable after the Change of Control, provided that with respect to any such Change of Control of ARS, in lieu of providing such notice, ARS shall have the right within the applicable notice period to notify Company in writing that ARS waives any obligation for Company to provide to ARS copies of the Commercialization Plan pursuant to Section 5.2 or Commercialization reports pursuant to Section 5.3 (and such obligations of Company shall irrevocably terminate as of the date of such notice). For clarity, ARS providing any such waiver notice is not intended and shall not be construed to modify ARS’s Segregation obligations pursuant to Section 2.9.
(c)
[***]. From and after the [***] or the [***] ARS shall [***] or for an [***] or any other [***] in accordance with and pursuant to this Agreement [***] in any such case [***].
15.6
Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.
15.7
Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, or by (a) air mail (postage prepaid) requiring return receipt, (b) overnight courier, or (c) electronic mail (with written confirmation of the recipient) thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other in accordance with this Section 15.7. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if air mailed, [***] after the date of postmark; (iii) if delivered by overnight courier, the next day the overnight courier regularly makes deliveries, and (iv) if notice is given by electronic mail, a hard copy shall be provided via air mail (postage prepaid) requiring return receipt, or courier service; the receipt of such hard copy by the receiving Party shall constitute notice here under.

If to Company, notices must be addressed to:

ALK-Abelló A/S

Bøge Allé 6-8

2970 Hørholm, Denmark

Attention: CEO

with a copy to:

ALK-Abelló A/S

Bøge Allé 6-8

2970 Hørsholm, Denmark

Attention: Vice President, Corporate Affairs & Legal

If to ARS, notices must be addressed to:

ARS Pharmaceuticals Operations, Inc.

11 682 El Camino Real, Suite 120

San Diego, CA 92130, USA

Attention: Chief Executive Officer

Email: [***]

with a copy to:

Cooley LLP

10265 Science Center Dr.

San Diego, CA 92121

Attention: Charity Williams; Ken Rollins

Email: crwilliams@cooley.com; krollins@cooley.com

15.8
Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any event beyond such Party’s reasonable control including Acts of God, fire, flood, explosion, earthquake, epidemic, pandemic or related government orders, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, or any other event similar to those enumerated above (a “Force Majeure Event”). Such excuse from liability shall be effective only to the extent and duration of the Force Majeure Event(s) causing the failure or delay in performance and provided that the affected Party has not directly or indirectly caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to a Force Majeure Event must be given in writing to the other Party as soon as reasonably practicable. All delivery dates under this Agreement that have been affected by a Force Majeure Event shall be tolled for the duration of such Force Majeure Event. In no event shall any Party be required to prevent or settle any labor disturbance or dispute. Each Party shall have a right to terminate this Agreement pursuant to Section 13.2(a) in the event the other Party’s failure or delay in performance due to any Force Majeure Event(s) continues for longer than [***].
15.9
Performance by Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through any of its Affiliates; provided that each such Affiliate shall be bound by Company’s or ARS’s, as applicable, corresponding obligations and, subject to an assignment to such Affiliate pursuant to Section 15.5(a), each Party shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
15.10
Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
15.11
Business Day Requirements. If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed required to be taken on the next occurring Business Day.

15.12
English Language. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.
15.13
Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means including without limitation (regardless of whether the words “without limitation” or similar phrasing is used on some places and not in others). The word “or” means “and/or” (regardless of whether the words “and/or” are used on some places and not in others) unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.
15.14
Further Assurances and Actions. Each Party, upon the reasonable request of the other Party, without further consideration, shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, instruments and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement. The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.
15.15
No Third Party Beneficiaries. Except as expressly set forth in Article 11, no Person other than the Parties and their respective Affiliates and permitted assigns will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.
15.16
Expenses. All fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement will be paid by the Party incurring such fees, costs and expenses.
15.17
Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or be executed by facsimile or PDF signature or other electronic signature means, and upon such delivery such electronic delivery or facsimile, PDF or electronic signature(s) will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties hereto have caused this Collaboration, License and Distribution Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

ARS Pharmaceuticals Operations, Inc. By: /s/ Richard Lowenthal Name: Richard Lowenthal Title: President and Chief Executive Officer	ALK-Abelló A/S By: /s/ Peter Halling Name: Peter Halling Title: President and CEO
ALK-Abelló A/S By: /s/ Claus Steensen Sølje Name: Claus Steensen Sølje Title: Executive Vice President and CFO

Signature Page To Collaboration, License and Distribution Agreement

Exhibit 1.11

ARS Patents in the Company Territory

[***]

Exhibit 1.54

Existing ARS Third Party License

[***]

Exhibit 4.2(c)

Regulatory Plan

[***]

Exhibit 10.3(l)

Excluded Folders and Documents

[***]

Exhibit 12.5

[***]

Exhibit 13.3

ARS Patents Subject to Termination for Patent Challenge

[***]

Exhibit 13.5

Banks

[***]